                                             As Filed Pursuant to Rule 424(b)(2)
                                             Registration No. 333-64844


                  Subject to completion: PROSPECTUS SUPPLEMENT
                  (to Prospectus dated February 27, 2003)
                  Preliminary Prospectus Supplement dated November -, 2005

Callable Barrier Bear Yield Notes

UBS AG $- SENIOR NOTES (LINKED TO THE 10-YEAR CONSTANT MATURITY U.S. TREASURY
RATE) DUE NOVEMBER -, 2006

Issuer:          UBS AG

Maturity Date:   November -, 2006, subject to Mandatory Early Redemption as described below.

Coupon:          We will not pay you interest during the term of the notes.

Maximum Return:  -% total return at maturity, or $- for each $1,000 principal amount of notes.

Denominations:   $1,000 and integral multiples thereof.

Payment at       You will receive a cash payment at maturity that is based on
Maturity:        the Final Yield Level relative to the Low Strike Yield and the
                 High Strike Yield as follows:

                    - If the Final Yield Level is equal to or greater than the High Strike Yield, you will receive your principal amount, plus the return of -%. AS A RESULT, YOU WILL RECEIVE THE MAXIMUM POSSIBLE PAYMENT AT MATURITY, WHICH IS EQUAL TO $- FOR EACH $1,000 PRINCIPAL AMOUNT OF YOUR NOTES.

                    - If the Final Yield Level is less than the High Strike Yield but equal to or greater than the Low Strike Yield, you will receive 100% of your principal amount.

                    - If the Final Yield Level is less than the Low Strike Yield, you will receive an amount equal to your principal amount minus - multiplied by the difference between the Low Strike Yield and the Final Yield Level, subject to a maximum loss of your entire principal amount. IF THE FINAL YIELD LEVEL IS LESS THAN THE LOW STRIKE YIELD ON THE DATE THAT IS TWO BUSINESS DAYS PRIOR TO THE MATURITY DATE (THE "FINAL VALUATION DATE"), YOU WILL LOSE BETWEEN 0% AND 100% OF YOUR PRINCIPAL.

                 YOUR NOTES ARE NOT PRINCIPAL PROTECTED AND IT IS POSSIBLE THAT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN THE NOTES.

Payment Due to   If the Mandatory Early Redemption Yield Level is equal to or
Mandatory Early  greater than the High Strike Yield on the Mandatory Early
Redemption:      Redemption Valuation Date, your notes will be redeemed in
                 whole, but not in part, for 100% of the principal amount, plus a return of -% (the "Mandatory Early Redemption Price").

Final Yield      The 10-year "Constant Maturity Treasury" (or "CMT") rate set
Level:           forth in the weekly statistical release designated as H.15(519)
                 as displayed on Telerate Page 7051 for the Final Valuation
                 Date. See "Specific Terms of the Notes - Payment at
                 Maturity" for a description of how the Final Yield Level will be determined if the 10-year Constant Maturity Treasury rate is not available on Telerate Page 7051 by 3:30 p.m. on the Final Valuation Date.

Mandatory Early  The CMT rate set forth in the weekly statistical release
Redemption       designated as H.15(519) as displayed on Telerate Page 7051
Yield Level:     for the date that is ten Business Days prior to the Mandatory
                 Early Redemption Date (the "Mandatory Early Redemption
                 Valuation Date").

High Strike      -%
Yield:

Low Strike       -%. The Low Strike Yield and High Strike Yield will be
Yield:           determined on the pricing date and will be set forth in the final prospectus supplement delivered to you in connection with a sale of the notes.

Current Level:   The 10-year Constant Maturity Treasury rate as of  - is -%.

Mandatory Early
Redemption
Date:            -, 2006.

Minimum Initial  The notes will initially be sold by UBS Securities LLC and UBS
Investment:      Financial Services Inc. in minimum amounts of $10,000 and in increments of $1,000 above that amount.

Booking Branch:  UBS AG, acting through its Jersey Branch.

Calculation      UBS AG, acting through its London Branch.
Agent:

CUSIP Number:    -

SEE "RISK FACTORS" BEGINNING ON PAGE S-10 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of UBS AG and are not FDIC insured.

                              Price to         Underwriting        Proceeds to
                               Public            Discount            UBS AG
Per Note .................
Total ....................

UBS SECURITIES LLC    UBS FINANCIAL SERVICES

PROSPECTUS SUPPLEMENT DATED NOVEMBER -, 2005




                                                                          [LOGO]

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of terms of the notes, as well as a discussion of factors you should consider before purchasing the notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries.

WHAT ARE THE CALLABLE BARRIER YIELD NOTES?

The Callable Barrier Bear Yield notes, which we refer to in this prospectus supplement as the "notes", are medium-term senior notes issued by us whose return is linked to the change in the 10-year "Constant Maturity Treasury" rate between the date of this prospectus supplement, which we refer to as the pricing date, and the Final Valuation Date, as described below:

PAYMENT AT MATURITY:

- If the Final Yield Level is equal to or greater than the High Strike Yield, you will receive your principal amount, plus the return of -%. As a result, you will receive the maximum possible payment at maturity, which is equal to $- for each $1,000 principal amount of your notes.

- If the Final Yield Level is less than the High Strike Yield but equal to or greater than the Low Strike Yield, you will receive 100% of your principal amount.

- If the Final Yield Level is less than the Low Strike Yield, you will receive an amount equal to your principal amount minus - multiplied by the difference between the Low Strike Yield and the Final Yield Level, subject to a maximum loss of your entire principal amount. If the Final Yield Level is less than the Low Strike Yield on the Final Valuation Date, you will lose between 0% and 100% of your principal.

This means that your notes are not principal protected and it is possible that you may lose your entire investment in the notes.

PAYMENT DUE TO MANDATORY EARLY REDEMPTION

- If the Mandatory Early Redemption Yield Level is equal to or greater than the High Strike Yield on the Mandatory Early Redemption Valuation Date, your notes will be redeemed in whole, but not in part, for 100% of the principal amount, plus a return of -% (the "Mandatory Early Redemption Price").

The "Final Yield Level" means the 10-year "Constant Maturity Treasury" (or "CMT") rate set forth in the weekly statistical release designated as H.15(519) as displayed on Telerate Page 7051 for the Final Valuation Date. For a description of how the Final Yield Level will be determined if the CMT rate is not available on Telerate Page 7051 by 3:30 p.m. on the Final Valuation Date, see "Specific Terms of the Notes - Payment at Maturity" on page S-13.

-  Low Strike Yield: -%

-  High Strike Yield: -%

The Low Strike Yield and High Strike Yield will be determined on the pricing date and will be set forth in the final prospectus supplement delivered to you in connection with a sale of the notes.

We will not pay you interest during the term of the notes.

For a description of how your payment at maturity will be calculated, see "How will your payment at maturity be calculated?" on page S-3 and "Specific Terms of the Notes -- Payment at Maturity" on page S-13.

The Mandatory Early Redemption Yield Level means the CMT rate set forth in the weekly statistical release designated as H.15(519) as displayed on Telerate Page 7051 for the Mandatory Early Redemption Valuation Date.

The Mandatory Early Redemption Date is -, 2006. The "Mandatory Early Redemption Valuation Date" will be the date that is the tenth (10th) Business Day prior to the Mandatory Early Redemption Date.

SELECTED PURCHASE CONSIDERATIONS

- Growth potential -- The notes provide the opportunity to participate in a portion of any increases in the 10-year Constant Maturity Treasury rate during the time that the notes are outstanding. However, your maximum possible return on the notes will be limited to -%.

- No interest payments -- You will not receive any periodic interest payments on the notes.

- Mandatory Early Redemption -- As described above, the notes will be redeemed early if the Mandatory Early Redemption Yield Level is equal to or greater than the High Strike Yield. The amount you receive in respect of your notes upon this Mandatory Early Redemption will be -%, which is less than the amount you would have received had you been able to hold the notes to maturity.

WHAT ARE SOME OF THE RISKS OF THE NOTES?

An investment in the notes involves risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in the "Risk Factors" section of this prospectus supplement, beginning on page S-10 and the "Considerations Relating to Indexed Securities" section of the accompanying prospectus beginning on page 58.

- You may lose some or all of your principal -- The notes are fully exposed to any decline in the 10-year Constant Maturity Treasury rate below the Low Strike Yield. You may lose some or all of your investment in the notes if the Final Yield Level is less than the Low Strike Yield on the Final Valuation Date.

- You will not receive more than the maximum return at maturity -- Because the maximum return on the notes is -%, the maximum cash payment per $1,000 principal amount of the notes at maturity will be $-, and, due to the Mandatory Early Redemption feature of the notes, you may receive less than the price you would have received had you been able to hold the notes to maturity. You will not participate in any increase in the 10-year Constant Maturity Treasury rate above the High Strike Yield.

- There may be little or no secondary market for the notes -- We do not intend to list the notes on any stock exchange or automated dealer quotation system and there can be no assurance that a secondary market for the notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the notes, although they are not required to do so and may stop making a market at any time.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

- You believe that the 10-year Constant Maturity Treasury rate will increase over the term of the notes and will be at least equal to the Low Strike Yield on the Final Valuation Date.

-  You are willing to hold the notes to maturity.

- You seek an investment with a return linked to the change in the 10-year Constant Maturity Treasury rate.

-  You do not seek current income from this investment.

- You are comfortable holding notes that are subject to Mandatory Early Redemption in the circumstances described above.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

-  You seek current income from your investment.

-  You seek an investment that is principal protected.

- You seek an investment that offers the possibility to participate in the full increase in the 10-year Constant Maturity Treasury rate.

- You believe that the 10-year Constant Maturity Treasury rate will not increase over the term of the notes or will be less than the Low Strike Yield on the Final Valuation Date.

- You believe that the 10-year Constant Maturity Treasury rate will increase over the term of the notes and that the level of that rate on the Final Valuation Date will be greater than the High Strike Yield and you do not wish to limit your return in the manner provided in the notes.

-  You seek an investment for which there will be an active secondary market.

-  You are unable or unwilling to hold the notes until maturity.

WHAT IS THE 10-YEAR CONSTANT MATURITY TREASURY RATE AND WHAT ARE SOME FACTORS THAT AFFECT A CHANGE IN IT?

According to the United States Treasury's website, "Constant Maturity Treasury" rates (or "CMTs") are yields interpolated by the United States Department of the Treasury from its daily yield curve. That yield curve, which relates the yield on a U.S. Treasury security to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations obtained by the Federal Reserve Bank of New York. The yield values are read from the yield curve at fixed maturities (as of the date of this prospectus supplement, they are 1, 3 and 6 months and 1, 2, 3, 5, 7, 10 and 20 years). This method provides a yield for a 10-year maturity, for example, even if no outstanding U.S. Treasury security has exactly 10 years remaining to maturity.

For more information on how the Constant Maturity Treasury rate is determined, see the United States Treasury's website at http://www.treasury.gov/.

Yield curve rates are normally available at the U.S. Department of the Treasury's web site (http://www.treasury.gov/offices/domestic-finance/debt-management/interest-rate/index.shtml) as early as 4:30 PM and usually no later than 6:00 PM on each trading day.

Factors that may affect the 10-year Constant Maturity Treasury rate include:

- supply and demand of U.S. Treasury Notes with approximately 10 years remaining to maturity;

-  general economic, financial, political or regulatory conditions;

- monetary policies of the Federal Reserve Bank, changes in the Federal funds rate and changes in the shape of the yield curve; and

-  inflation and expectations concerning inflation.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your notes as a pre-paid derivative contract relating to the CMT rate. The terms of your notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your notes for all tax purposes in accordance with such characterization. If your notes are so treated, you will generally recognize capital gain or loss upon the maturity of your notes (or upon your sale, exchange or other disposition of your notes prior to its maturity) equal to the difference between the amount realized and the amount you paid for your notes. Such gain or loss generally will be long-term capital gain or loss if you held your notes for more than one year.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the notes, see "Supplemental Tax Considerations-- Supplemental U.S. Tax Considerations" on page S-21.

HOW WILL YOUR PAYMENT AT MATURITY BE CALCULATED?

Your payment at maturity will depend on the Final Yield Level relative to the Low Strike Yield and the High Strike Yield.

- If the Final Yield Level is equal to or greater than the High Strike Yield, you will receive your principal amount, plus the return of -%. As a result, you will receive the maximum possible payment at maturity, which is equal to $- for each $1,000 principal amount of your notes. Even if the Final Yield Level substantially exceeds the High Strike Yield, your payment at maturity will be equal to, and limited to, this amount.

- If the Final Yield Level is less than the High Strike Yield but equal to or greater than the Low Strike Yield, you will receive 100% of your principal amount.

- If the Final Yield Level is less than the Low Strike Yield, you will receive an amount equal to your principal amount minus - multiplied by the difference between the Low Strike Yield and the Final Yield Level, subject to a maximum loss of your entire principal amount. If the Final Yield Level is less than the Low Strike Yield on the Final Valuation Date, you will lose between 0% and 100% of your principal.

This means that your notes are not principal protected and it is possible that you may lose your entire investment in the notes.

If the Final Yield Level is less than the Low Strike Yield, the following steps are necessary to calculate your payment at maturity:

STEP 1: CALCULATE THE ADJUSTED PAYOUT PERCENTAGE ON THE NOTES.

        Adjusted Payout Percentage = 100% - (- x (Low Strike Yield - Final Yield Level)), subject to a minimum of 0%.

STEP 2: CALCULATE THE CASH PAYMENT AT MATURITY.

        Payment at maturity = Adjusted Payout Percentage x principal amount of your notes. Since the Adjusted Payout Percentage cannot be less than zero, you cannot lose more than your entire principal amount.

HYPOTHETICAL EXAMPLES OF HOW THE NOTES MIGHT PERFORM AT MATURITY.

Set forth below are four hypothetical examples of how payment at maturity is calculated, followed by an example of how payment at Mandatory Early Redemption is calculated, followed thereafter by a table with hypothetical examples of payment on the notes at maturity. The examples and the table are all subject to the following assumptions:

Low Strike Yield:                              4%(1)
High Strike Yield:                          4.55%(2)
Principal amount of the notes:            $1,000
Maximum total return on the notes:         10.20% total return
Maximum payment at Maturity:              $1,102
Payout if Final Yield Level is less
than the Low Strike Yield:                   100% - (35 x (Low Strike Yield - Final Yield Level))(3)

-------------
(1) The Low Strike Yield represents the 10-year Constant Maturity Treasury rate that the Final Yield Level must be equal to or greater than in order for an investor to receive at least 100% of the principal amount of the notes at maturity. The Low Strike Yield will be set forth on the pricing date and may differ from these examples.

(2) The High Strike Yield represents the 10-year Constant Maturity Treasury rate that the Final Yield Level must be equal to or greater than in order for an investor to receive the maximum return on the notes. The High Strike Yield will be set forth on the pricing date and may differ from these examples.

(3) This formula represents an example of how the payout is calculated if the Final Yield Level is less than the Low Strike Yield.

HYPOTHETICAL EXAMPLES OF HOW PAYMENT AT MATURITY IS CALCULATED:

HYPOTHETICAL LOSS OUTCOME:

EXAMPLE 1 - THE FINAL YIELD LEVEL ON THE FINAL VALUATION DATE IS 2%, WHICH IS 2% LOWER THAN THE LOW STRIKE YIELD

Since the Final Yield Level is below the Low Strike Yield of 4%, you will receive an amount equal to 100% of your principal amount, minus 35 times the difference between the Low Strike Yield and the Final Yield Level.

Adjusted Payout Percentage:              100% - (35 x (Low Strike Yield - Final Yield Level))
                                            = 100%  - (35 x 2%)
                                            = 30%

Your total cash payment at maturity of a $1,000 principal amount of the notes therefore would be $300 (a 70% loss), which includes:

-  Principal Amount:                     $1,000
-  Adjusted Payout Percentage:               30%
                                         ------
                PAYMENT AT MATURITY:       $300 (30% of $1,000)
                                         ======
                LOSS:                      $700


HYPOTHETICAL PAR RETURN OUTCOME:

EXAMPLE 2 - THE FINAL YIELD LEVEL ON THE FINAL VALUATION DATE IS 4.50%, WHICH IS 0.50% HIGHER THAN THE LOW STRIKE YIELD

Since the Final Yield Level is above the Low Strike Yield of 4%, but below the High Strike Yield of 4.55%, you will receive 100% of your principal amount

Your total cash payment at maturity of a $1,000 principal amount of the notes therefore would be $1,000 (a 0% return on investment) which includes:

-  Principal Amount:                     $1,000
-  Adjusted Payout Percentage:              100%
                                         ------
                PAYMENT AT MATURITY:     $1,000 (100% of $1,000)
                                         ======
                LOSS/INCOME:                 $0

HYPOTHETICAL GAIN OUTCOMES:

EXAMPLE 3 - THE FINAL YIELD LEVEL ON THE FINAL VALUATION DATE IS 4.55%, EQUAL TO THE HIGH STRIKE YIELD

Since the Final Yield Level is equal to the High Strike Yield, you will receive the maximum return on the notes.

Your total cash payment at maturity of a $1,000 principal amount of the notes therefore would be $1,102 (a 10.20% total return on investment) which includes:

-  Principal Amount:                  $1,000
-  Maximum Payout:                     10.20%
                                      ------
             PAYMENT AT MATURITY:     $1,102
                                      ======
                INCOME:                 $102

EXAMPLE 4 - THE FINAL YIELD LEVEL ON THE FINAL VALUATION DATE IS 5%, A 0.45% HIGHER YIELD LEVEL THAN THE HIGH STRIKE YIELD

Since the Final Yield Level is above the High Strike Yield of 4.45%, you will receive the maximum return on the notes and will not participate in the full increase in the 10-year Constant Maturity Treasury rate.

Your total cash payment at maturity of a $1,000 principal amount of the notes therefore would be limited to $1,102 (a 10.20% total return on investment) which includes:

-  Principal Amount:                  $1,000
-  Maximum Payout:                     10.20%
                                      ------
                PAYMENT AT MATURITY:  $1,102
                                      ======
                INCOME:                 $102

HYPOTHETICAL MANDATORY EARLY REDEMPTION EXAMPLE.

Set forth below is a hypothetical example where Mandatory Early Redemption occurs. The example is subject to the following assumptions:

High Strike Yield:                            4.55%(1)
Principal amount of the notes:              $1,000
Payout if Final Yield Level is
equal to or greater than the
Mandatory Early Redemption Yield
Level on the Mandatory Early
Redemption Valuation Date:                  105.10%
Return on the Notes on Mandatory              5.10% total return
Early Redemption:
Maximum payment at  Mandatory Early         $1,051
Redemption:

-------------
(1) The High Strike Yield represents the 10-year Constant Maturity Treasury rate that the Mandatory Early Redemption Yield Level must be equal to or greater than on the Mandatory Early Redemption Valuation Date in order for the notes to be redeemed early. The High Strike Yield will be set forth on the pricing date and may differ from this example.

HYPOTHETICAL MANDATORY EARLY REDEMPTION OUTCOME

EXAMPLE 5 --THE MANDATORY EARLY REDEMPTION YIELD LEVEL ON THE MANDATORY EARLY REDEMPTION VALUATION DATE IS 5.00%, WHICH IS .45% HIGHER THAN THE HIGH STRIKE YIELD

Since the Mandatory Early Redemption Yield Level on the Mandatory Early Redemption Valuation Date is higher than the High Strike Yield of 4.55%, your notes will be redeemed on the Mandatory Early Redemption Date and you will receive an amount equal to 100% of your principal amount, plus a return of 5.10%.

Your total cash payment at Mandatory Early Redemption of a $1,000 principal amount of the notes therefore would be $1,051.00 (a 5.10% gain), which includes:

-  Principal Amount:                             $1,000
-  Return on Mandatory Early Redemption:           5.10%
                                                 ------
                PAYMENT AT MATURITY:             $1,051 (5.10% of $1,000)
                                                 ======
                INCOME:                             $51

HYPOTHETICAL EXAMPLES OF PAYMENT AT MATURITY:

The following table illustrates how the total return on the notes (which may be positive or negative) will vary depending on the level of the 10-year Constant Maturity Treasury rate on the Final Valuation Date These amounts are based on the assumptions stated on page S-4. The actual amount payable at maturity will depend on the Low Strike Yield, High Strike Yield and the related multiplier, each of which will be set on the pricing date.


                        THE 10 YEAR CONSTANT MATURITY
                    TREASURY RATE ON THE FINAL VALUATION
                                  DATE                      HYPOTHETICAL PAYMENT AT MATURITY       HYPOTHETICAL TOTAL RETURN ON
                          (FINAL YIELD LEVEL)               (BASED UPON A $1,000 INVESTMENT)             YOUR INVESTMENT
------------------------------------------------------------------------------------------------------------------------------------
                                  5.10%                                  $1,102                                10.20%
                                  5.05%                                  $1,102                                10.20%
                                  4.99%                                  $1,102                                10.20%
                                  4.94%                                  $1,102                                10.20%
                                  4.88%                                  $1,102                                10.20%
                                  4.83%                                  $1,102                                10.20%
                                  4.77%                                  $1,102                                10.20%
                                  4.72%                                  $1,102                                10.20%
                                  4.66%                                  $1,102                                10.20%
                                  4.61%                                  $1,102                                10.20%
HIGH STRIKE                       4.55%                                  $1,102                                10.20%
                                  4.50%                                  $1,000                                 0.00%
                                  4.44%                                  $1,000                                 0.00%
                                  4.39%                                  $1,000                                 0.00%
                                  4.33%                                  $1,000                                 0.00%
                                  4.28%                                  $1,000                                 0.00%
                                  4.22%                                  $1,000                                 0.00%
                                  4.17%                                  $1,000                                 0.00%
                                  4.11%                                  $1,000                                 0.00%
                                  4.06%                                  $1,000                                 0.00%
LOW STRIKE                        4.00%                                  $1,000                                 0.00%
                                  3.90%                                  $  965                                -3.50%
                                  3.80%                                  $  930                                -7.00%
                                  3.70%                                  $  895                               -10.50%
                                  3.60%                                  $  860                               -14.00%
                                  3.50%                                  $  825                               -17.50%
                                  3.40%                                  $  790                               -21.00%
                                  3.30%                                  $  755                               -24.50%
                                  3.20%                                  $  720                               -28.00%
                                  3.10%                                  $  685                               -31.50%
                                  3.00%                                  $  650                               -35.00%
                                  2.90%                                  $  615                               -38.50%


                        THE 10 YEAR CONSTANT MATURITY
                    TREASURY RATE ON THE FINAL VALUATION
                                  DATE                      HYPOTHETICAL PAYMENT AT MATURITY       HYPOTHETICAL TOTAL RETURN ON
                          (FINAL YIELD LEVEL)               (BASED UPON A $1,000 INVESTMENT)             YOUR INVESTMENT
------------------------------------------------------------------------------------------------------------------------------------
                                  2.80%                                  $  580                               -42.00%
                                  2.70%                                  $  545                               -45.50%
                                  2.60%                                  $  510                               -49.00%
                                  2.50%                                  $  475                               -52.50%
                                  2.40%                                  $  440                               -56.00%
                                  2.30%                                  $  405                               -59.50%
                                  2.20%                                  $  370                               -63.00%
                                  2.10%                                  $  335                               -66.50%
                                  2.00%                                  $  300                               -70.00%
                                  1.90%                                  $  265                               -73.50%
                                  1.80%                                  $  230                               -77.00%
                                  1.70%                                  $  195                               -80.50%
                                  1.60%                                  $  160                               -84.00%
                                  1.50%                                  $  125                               -87.50%
                                  1.40%                                  $   90                               -91.00%
                                  1.30%                                  $   55                               -94.50%
                                  1.20%                                  $   20                               -98.00%
                                  1.10%                                  $    0                              -100.00%
                                  1.00%                                  $    0                              -100.00%
                                  0.90%                                  $    0                              -100.00%
                                  0.80%                                  $    0                              -100.00%
                                  0.70%                                  $    0                              -100.00%
                                  0.60%                                  $    0                              -100.00%
                                  0.50%                                  $    0                              -100.00%
                                  0.40%                                  $    0                              -100.00%
                                  0.30%                                  $    0                              -100.00%
                                  0.20%                                  $    0                              -100.00%
                                  0.10%                                  $    0                              -100.00%

HISTORICAL INFORMATION

We have included the following graph of the historical behavior of the 10-year Constant Maturity Treasury rate for your reference. Past movements of the 10-year Constant Maturity Treasury rate are not indicative of future levels or the future behavior of such rate.

10-year Constant Maturity Treasury rate
(weekly data)

(THE FOLLOWING PLOT POINTS REPRESENT A LINE CHART IN A PRINTED DOCUMENT)

  10-YR CMT RATE

Date          Px Last
  11/1/1995    5.98
  11/2/1995    5.92
  11/3/1995    5.94
  11/6/1995    5.96
  11/7/1995    5.99
  11/8/1995    5.92
  11/9/1995    5.97
 11/10/1995    6.00
 11/13/1995    5.98
 11/14/1995    5.97
 11/15/1995    6.00
 11/16/1995    5.93
 11/17/1995    5.92
 11/20/1995    5.93
 11/21/1995    5.92
 11/22/1995    5.93
 11/24/1995    5.91
 11/27/1995    5.88
 11/28/1995    5.88
 11/29/1995    5.85
 11/30/1995    5.76
  12/1/1995    5.71
  12/4/1995    5.63
  12/5/1995    5.65
  12/6/1995    5.67
  12/7/1995    5.72
  12/8/1995    5.73
 12/11/1995    5.71
 12/12/1995    5.72
 12/13/1995    5.74
 12/14/1995    5.74
 12/15/1995    5.75
 12/18/1995    5.85
 12/19/1995    5.81
 12/20/1995    5.76
 12/21/1995    5.77
 12/22/1995    5.71
 12/26/1995    5.69
 12/27/1995    5.66
 12/28/1995    5.63
 12/29/1995    5.58
   1/2/1996    5.60
   1/3/1996    5.58
   1/4/1996    5.65
   1/5/1996    5.69
   1/8/1996    5.68
   1/9/1996    5.70
  1/10/1996    5.80
  1/11/1996    5.78
  1/12/1996    5.75
  1/16/1996    5.66
  1/17/1996    5.58
  1/18/1996    5.53
  1/19/1996    5.54
  1/22/1996    5.61
  1/23/1996    5.66
  1/24/1996    5.62
  1/25/1996    5.70
  1/26/1996    5.65
  1/29/1996    5.69
  1/30/1996    5.63
  1/31/1996    5.60
   2/1/1996    5.63
   2/2/1996    5.66
   2/5/1996    5.70
   2/6/1996    5.68
   2/7/1996    5.66
   2/8/1996    5.66
   2/9/1996    5.66
  2/12/1996    5.61
  2/13/1996    5.58
  2/14/1996    5.62
  2/15/1996    5.70
  2/16/1996    5.76
  2/20/1996    6.01
  2/21/1996    5.98
  2/22/1996    5.92
  2/23/1996    5.97
  2/26/1996    6.01
  2/27/1996    6.06
  2/28/1996    6.11
  2/29/1996    6.13
   3/1/1996    5.99
   3/4/1996    5.92
   3/5/1996    5.96
   3/6/1996    6.05
   3/7/1996    6.07
   3/8/1996    6.41
  3/11/1996    6.33
  3/12/1996    6.36
  3/13/1996    6.35
  3/14/1996    6.36
  3/15/1996    6.46
  3/18/1996    6.43
  3/19/1996    6.41
  3/20/1996    6.34
  3/21/1996    6.28
  3/22/1996    6.32
  3/25/1996    6.26
  3/26/1996    6.25
  3/27/1996    6.34
  3/28/1996    6.41
  3/29/1996    6.34
   4/1/1996    6.31
   4/2/1996    6.25
   4/3/1996    6.27
   4/4/1996    6.33
   4/5/1996    6.57
   4/8/1996    6.63
   4/9/1996    6.56
  4/10/1996    6.63
  4/11/1996    6.68
  4/12/1996    6.52
  4/15/1996    6.47
  4/16/1996    6.48
  4/17/1996    6.52
  4/18/1996    6.58
  4/19/1996    6.53
  4/22/1996    6.48
  4/23/1996    6.52
  4/24/1996    6.57
  4/25/1996    6.56
  4/26/1996    6.54
  4/29/1996    6.59
  4/30/1996    6.66
   5/1/1996    6.68
   5/2/1996    6.85
   5/3/1996    6.90
   5/6/1996    6.86
   5/7/1996    6.87
   5/8/1996    6.78
   5/9/1996    6.84
  5/10/1996    6.75
  5/13/1996    6.72
  5/14/1996    6.66
  5/15/1996    6.65
  5/16/1996    6.70
  5/17/1996    6.65
  5/20/1996    6.62
  5/21/1996    6.65
  5/22/1996    6.63
  5/23/1996    6.68
  5/24/1996    6.65
  5/28/1996    6.67
  5/29/1996    6.77
  5/30/1996    6.78
  5/31/1996    6.85
   6/3/1996    6.87
   6/4/1996    6.86
   6/5/1996    6.82
   6/6/1996    6.76
   6/7/1996    6.93
  6/10/1996    6.97
  6/11/1996    6.99
  6/12/1996    7.03
  6/13/1996    7.01
  6/14/1996    6.95
  6/17/1996    6.90
  6/18/1996    6.93
  6/19/1996    6.96
  6/20/1996    6.98
  6/21/1996    6.96
  6/24/1996    6.94
  6/25/1996    6.91
  6/26/1996    6.91
  6/27/1996    6.83
  6/28/1996    6.73
   7/1/1996    6.74
   7/2/1996    6.80
   7/3/1996    6.78
   7/5/1996    7.06
   7/8/1996    7.05
   7/9/1996    7.00
  7/10/1996    6.95
  7/11/1996    6.90
  7/12/1996    6.85
  7/15/1996    6.89
  7/16/1996    6.84
  7/17/1996    6.83
  7/18/1996    6.72
  7/19/1996    6.78
  7/22/1996    6.84
  7/23/1996    6.80
  7/24/1996    6.87
  7/25/1996    6.87
  7/26/1996    6.85
  7/29/1996    6.93
  7/30/1996    6.89
  7/31/1996    6.80
   8/1/1996    6.65
   8/2/1996    6.51
   8/5/1996    6.53
   8/6/1996    6.54
   8/7/1996    6.55
   8/8/1996    6.56
   8/9/1996    6.50
  8/12/1996    6.49
  8/13/1996    6.57
  8/14/1996    6.58
  8/15/1996    6.62
  8/16/1996    6.56
  8/19/1996    6.59
  8/20/1996    6.59
  8/21/1996    6.61
  8/22/1996    6.62
  8/23/1996    6.72
  8/26/1996    6.80
  8/27/1996    6.78
  8/28/1996    6.79
  8/29/1996    6.86
  8/30/1996    6.96
   9/3/1996    6.92
   9/4/1996    6.94
   9/5/1996    6.98
   9/6/1996    6.94
   9/9/1996    6.90
  9/10/1996    6.94
  9/11/1996    6.94
  9/12/1996    6.88
  9/13/1996    6.74
  9/16/1996    6.73
  9/17/1996    6.81
  9/18/1996    6.83
  9/19/1996    6.87
  9/20/1996    6.85
  9/23/1996    6.83
  9/24/1996    6.77
  9/25/1996    6.71
  9/26/1996    6.66
  9/27/1996    6.68
  9/30/1996    6.72
  10/1/1996    6.65
  10/2/1996    6.61
  10/3/1996    6.61
  10/4/1996    6.48
  10/7/1996    6.53
  10/8/1996    6.53
  10/9/1996    6.55
 10/10/1996    6.61
 10/11/1996    6.55
 10/15/1996    6.56
 10/16/1996    6.57
 10/17/1996    6.51
 10/18/1996    6.50
 10/21/1996    6.52
 10/22/1996    6.56
 10/23/1996    6.56
 10/24/1996    6.57
 10/25/1996    6.54
 10/28/1996    6.56
 10/29/1996    6.40
 10/30/1996    6.40
 10/31/1996    6.37
  11/1/1996    6.38
  11/4/1996    6.36
  11/5/1996    6.28
  11/6/1996    6.30
  11/7/1996    6.26
  11/8/1996    6.29
 11/12/1996    6.19
 11/13/1996    6.20
 11/14/1996    6.15
 11/15/1996    6.19
 11/18/1996    6.20
 11/19/1996    6.17
 11/20/1996    6.14
 11/21/1996    6.15
 11/22/1996    6.15
 11/25/1996    6.13
 11/26/1996    6.13
 11/27/1996    6.14
 11/29/1996    6.06
  12/2/1996    6.08
  12/3/1996    6.06
  12/4/1996    6.11
  12/5/1996    6.22
  12/6/1996    6.26
  12/9/1996    6.21
 12/10/1996    6.23
 12/11/1996    6.38
 12/12/1996    6.40
 12/13/1996    6.33
 12/16/1996    6.39
 12/17/1996    6.42
 12/18/1996    6.46
 12/19/1996    6.36
 12/20/1996    6.35
 12/23/1996    6.34
 12/24/1996    6.36
 12/26/1996    6.35
 12/27/1996    6.30
 12/30/1996    6.31
 12/31/1996    6.43
   1/2/1997    6.54
   1/3/1997    6.52
   1/6/1997    6.54
   1/7/1997    6.57
   1/8/1997    6.60
   1/9/1997    6.52
  1/10/1997    6.63
  1/13/1997    6.63
  1/14/1997    6.53
  1/15/1997    6.53
  1/16/1997    6.57
  1/17/1997    6.56
  1/21/1997    6.52
  1/22/1997    6.56
  1/23/1997    6.60
  1/24/1997    6.64
  1/27/1997    6.69
  1/28/1997    6.64
  1/29/1997    6.63
  1/30/1997    6.61
  1/31/1997    6.53
   2/3/1997    6.47
   2/4/1997    6.45
   2/5/1997    6.47
   2/6/1997    6.49
   2/7/1997    6.43
  2/10/1997    6.43
  2/11/1997    6.43
  2/12/1997    6.39
  2/13/1997    6.32
  2/14/1997    6.28
  2/18/1997    6.28
  2/19/1997    6.30
  2/20/1997    6.38
  2/21/1997    6.36
  2/24/1997    6.39
  2/25/1997    6.40
  2/26/1997    6.56
  2/27/1997    6.58
  2/28/1997    6.56
   3/3/1997    6.58
   3/4/1997    6.60
   3/5/1997    6.60
   3/6/1997    6.62
   3/7/1997    6.57
  3/10/1997    6.56
  3/11/1997    6.57
  3/12/1997    6.60
  3/13/1997    6.72
  3/14/1997    6.71
  3/17/1997    6.72
  3/18/1997    6.72
  3/19/1997    6.74
  3/20/1997    6.75
  3/21/1997    6.74
  3/24/1997    6.72
  3/25/1997    6.75
  3/26/1997    6.80
  3/27/1997    6.90
  3/31/1997    6.92
   4/1/1997    6.90
   4/2/1997    6.88
   4/3/1997    6.86
   4/4/1997    6.92
   4/7/1997    6.87
   4/8/1997    6.91
   4/9/1997    6.91
  4/10/1997    6.91
  4/11/1997    6.98
  4/14/1997    6.98
  4/15/1997    6.88
  4/16/1997    6.90
  4/17/1997    6.86
  4/18/1997    6.84
  4/21/1997    6.87
  4/22/1997    6.84
  4/23/1997    6.89
  4/24/1997    6.93
  4/25/1997    6.94
  4/28/1997    6.92
  4/29/1997    6.77
  4/30/1997    6.72
   5/1/1997    6.69
   5/2/1997    6.68
   5/5/1997    6.67
   5/6/1997    6.67
   5/7/1997    6.76
   5/8/1997    6.72
   5/9/1997    6.67
  5/12/1997    6.65
  5/13/1997    6.71
  5/14/1997    6.68
  5/15/1997    6.67
  5/16/1997    6.70
  5/19/1997    6.71
  5/20/1997    6.70
  5/21/1997    6.74
  5/22/1997    6.76
  5/23/1997    6.74
  5/27/1997    6.79
  5/28/1997    6.80
  5/29/1997    6.75
  5/30/1997    6.67
   6/2/1997    6.66
   6/3/1997    6.63
   6/4/1997    6.62
   6/5/1997    6.62
   6/6/1997    6.51
   6/9/1997    6.55
  6/10/1997    6.57
  6/11/1997    6.56
  6/12/1997    6.48
  6/13/1997    6.43
  6/16/1997    6.40
  6/17/1997    6.43
  6/18/1997    6.40
  6/19/1997    6.40
  6/20/1997    6.37
  6/23/1997    6.40
  6/24/1997    6.42
  6/25/1997    6.45
  6/26/1997    6.50
  6/27/1997    6.46
  6/30/1997    6.51
   7/1/1997    6.45
   7/2/1997    6.42
   7/3/1997    6.31
   7/7/1997    6.27
   7/8/1997    6.27
   7/9/1997    6.25
  7/10/1997    6.26
  7/11/1997    6.23
  7/14/1997    6.26
  7/15/1997    6.26
  7/16/1997    6.20
  7/17/1997    6.19
  7/18/1997    6.24
  7/21/1997    6.27
  7/22/1997    6.15
  7/23/1997    6.14
  7/24/1997    6.16
  7/25/1997    6.18
  7/28/1997    6.16
  7/29/1997    6.11
  7/30/1997    6.05
  7/31/1997    6.02
   8/1/1997    6.20
   8/4/1997    6.23
   8/5/1997    6.23
   8/6/1997    6.21
   8/7/1997    6.24
   8/8/1997    6.38
  8/11/1997    6.36
  8/12/1997    6.39
  8/13/1997    6.36
  8/14/1997    6.27
  8/15/1997    6.27
  8/18/1997    6.21
  8/19/1997    6.21
  8/20/1997    6.24
  8/21/1997    6.30
  8/22/1997    6.38
  8/25/1997    6.39
  8/26/1997    6.38
  8/27/1997    6.38
  8/28/1997    6.30
  8/29/1997    6.34
   9/2/1997    6.31
   9/3/1997    6.33
   9/4/1997    6.33
   9/5/1997    6.37
   9/8/1997    6.33
   9/9/1997    6.34
  9/10/1997    6.37
  9/11/1997    6.39
  9/12/1997    6.29
  9/15/1997    6.28
  9/16/1997    6.11
  9/17/1997    6.10
  9/18/1997    6.11
  9/19/1997    6.09
  9/22/1997    6.06
  9/23/1997    6.10
  9/24/1997    6.04
  9/25/1997    6.13
  9/26/1997    6.08
  9/29/1997    6.10
  9/30/1997    6.12
  10/1/1997    6.04
  10/2/1997    6.01
  10/3/1997    6.01
  10/6/1997    5.96
  10/7/1997    5.94
  10/8/1997    6.08
  10/9/1997    6.09
 10/10/1997    6.15
 10/14/1997    6.07
 10/15/1997    6.10
 10/16/1997    6.09
 10/17/1997    6.17
 10/20/1997    6.15
 10/21/1997    6.14
 10/22/1997    6.12
 10/23/1997    6.04
 10/24/1997    6.01
 10/27/1997    5.91
 10/28/1997    5.98
 10/29/1997    5.91
 10/30/1997    5.84
 10/31/1997    5.84
  11/3/1997    5.91
  11/4/1997    5.95
  11/5/1997    5.95
  11/6/1997    5.90
  11/7/1997    5.90
 11/10/1997    5.91
 11/12/1997    5.89
 11/13/1997    5.87
 11/14/1997    5.86
 11/17/1997    5.85
 11/18/1997    5.85
 11/19/1997    5.82
 11/20/1997    5.84
 11/21/1997    5.82
 11/24/1997    5.86
 11/25/1997    5.85
 11/26/1997    5.86
 11/28/1997    5.86
  12/1/1997    5.86
  12/2/1997    5.86
  12/3/1997    5.83
  12/4/1997    5.84
  12/5/1997    5.92
  12/8/1997    5.96
  12/9/1997    5.95
 12/10/1997    5.90
 12/11/1997    5.82
 12/12/1997    5.74
 12/15/1997    5.78
 12/16/1997    5.77
 12/17/1997    5.81
 12/18/1997    5.76
 12/19/1997    5.72
 12/22/1997    5.72
 12/23/1997    5.73
 12/24/1997    5.76
 12/26/1997    5.75
 12/29/1997    5.76
 12/30/1997    5.80
 12/31/1997    5.75
   1/2/1998    5.67
   1/5/1998    5.52
   1/6/1998    5.49
   1/7/1998    5.55
   1/8/1998    5.49
   1/9/1998    5.40
  1/12/1998    5.39
  1/13/1998    5.41
  1/14/1998    5.45
  1/15/1998    5.48
  1/16/1998    5.54
  1/20/1998    5.57
  1/21/1998    5.54
  1/22/1998    5.56
  1/23/1998    5.70
  1/26/1998    5.63
  1/27/1998    5.70
  1/28/1998    5.69
  1/29/1998    5.58
  1/30/1998    5.53
   2/2/1998    5.57
   2/3/1998    5.56
   2/4/1998    5.57
   2/5/1998    5.62
   2/6/1998    5.62
   2/9/1998    5.65
  2/10/1998    5.64
  2/11/1998    5.53
  2/12/1998    5.52
  2/13/1998    5.49
  2/17/1998    5.44
  2/18/1998    5.49
  2/19/1998    5.51
  2/20/1998    5.54
  2/23/1998    5.58
  2/24/1998    5.69
  2/25/1998    5.63
  2/26/1998    5.65
  2/27/1998    5.62
   3/2/1998    5.72
   3/3/1998    5.77
   3/4/1998    5.76
   3/5/1998    5.78
   3/6/1998    5.73
   3/9/1998    5.67
  3/10/1998    5.67
  3/11/1998    5.63
  3/12/1998    5.56
  3/13/1998    5.58
  3/16/1998    5.54
  3/17/1998    5.56
  3/18/1998    5.58
  3/19/1998    5.58
  3/20/1998    5.57
  3/23/1998    5.57
  3/24/1998    5.58
  3/25/1998    5.64
  3/26/1998    5.68
  3/27/1998    5.68
  3/30/1998    5.72
  3/31/1998    5.67
   4/1/1998    5.62
   4/2/1998    5.56
   4/3/1998    5.47
   4/6/1998    5.51
   4/7/1998    5.53
   4/8/1998    5.58
   4/9/1998    5.59
  4/10/1998    5.55
  4/13/1998    5.66
  4/14/1998    5.63
  4/15/1998    5.60
  4/16/1998    5.59
  4/17/1998    5.59
  4/20/1998    5.65
  4/21/1998    5.68
  4/22/1998    5.68
  4/23/1998    5.69
  4/24/1998    5.67
  4/27/1998    5.80
  4/28/1998    5.80
  4/29/1998    5.81
  4/30/1998    5.68
   5/1/1998    5.67
   5/4/1998    5.67
   5/5/1998    5.70
   5/6/1998    5.67
   5/7/1998    5.67
   5/8/1998    5.71
  5/11/1998    5.79
  5/12/1998    5.70
  5/13/1998    5.64
  5/14/1998    5.67
  5/15/1998    5.68
  5/18/1998    5.64
  5/19/1998    5.65
  5/20/1998    5.61
  5/21/1998    5.65
  5/22/1998    5.64
  5/26/1998    5.59
  5/27/1998    5.56
  5/28/1998    5.58
  5/29/1998    5.56
   6/1/1998    5.53
   6/2/1998    5.56
   6/3/1998    5.57
   6/4/1998    5.59
   6/5/1998    5.58
   6/8/1998    5.58
   6/9/1998    5.59
  6/10/1998    5.51
  6/11/1998    5.44
  6/12/1998    5.43
  6/15/1998    5.38
  6/16/1998    5.45
  6/17/1998    5.54
  6/18/1998    5.50
  6/19/1998    5.47
  6/22/1998    5.46
  6/23/1998    5.45
  6/24/1998    5.46
  6/25/1998    5.46
  6/26/1998    5.46
  6/29/1998    5.47
  6/30/1998    5.44
   7/1/1998    5.44
   7/2/1998    5.42
   7/6/1998    5.39
   7/7/1998    5.42
   7/8/1998    5.43
   7/9/1998    5.41
  7/10/1998    5.42
  7/13/1998    5.46
  7/14/1998    5.49
  7/15/1998    5.48
  7/16/1998    5.50
  7/17/1998    5.51
  7/20/1998    5.48
  7/21/1998    5.45
  7/22/1998    5.46
  7/23/1998    5.45
  7/24/1998    5.45
  7/27/1998    5.47
  7/28/1998    5.50
  7/29/1998    5.52
  7/30/1998    5.50
  7/31/1998    5.50
   8/3/1998    5.46
   8/4/1998    5.43
   8/5/1998    5.43
   8/6/1998    5.44
   8/7/1998    5.40
  8/10/1998    5.41
  8/11/1998    5.37
  8/12/1998    5.40
  8/13/1998    5.44
  8/14/1998    5.40
  8/17/1998    5.40
  8/18/1998    5.41
  8/19/1998    5.42
  8/20/1998    5.38
  8/21/1998    5.32
  8/24/1998    5.30
  8/25/1998    5.25
  8/26/1998    5.26
  8/27/1998    5.12
  8/28/1998    5.09
  8/31/1998    5.05
   9/1/1998    5.05
   9/2/1998    5.10
   9/3/1998    5.03
   9/4/1998    5.02
   9/8/1998    5.04
   9/9/1998    4.95
  9/10/1998    4.76
  9/11/1998    4.85
  9/14/1998    4.87
  9/15/1998    4.90
  9/16/1998    4.88
  9/17/1998    4.80
  9/18/1998    4.70
  9/21/1998    4.69
  9/22/1998    4.73
  9/23/1998    4.69
  9/24/1998    4.64
  9/25/1998    4.60
  9/28/1998    4.61
  9/29/1998    4.59
  9/30/1998    4.44
  10/1/1998    4.33
  10/2/1998    4.31
  10/5/1998    4.16
  10/6/1998    4.24
  10/7/1998    4.34
  10/8/1998    4.56
  10/9/1998    4.77
 10/13/1998    4.73
 10/14/1998    4.58
 10/15/1998    4.58
 10/16/1998    4.44
 10/19/1998    4.47
 10/20/1998    4.57
 10/21/1998    4.59
 10/22/1998    4.62
 10/23/1998    4.70
 10/26/1998    4.73
 10/27/1998    4.63
 10/28/1998    4.60
 10/29/1998    4.54
 10/30/1998    4.64
  11/2/1998    4.77
  11/3/1998    4.78
  11/4/1998    4.83
  11/5/1998    4.82
  11/6/1998    4.93
  11/9/1998    4.88
 11/10/1998    4.81
 11/12/1998    4.77
 11/13/1998    4.82
 11/16/1998    4.85
 11/17/1998    4.87
 11/18/1998    4.85
 11/19/1998    4.85
 11/20/1998    4.82
 11/23/1998    4.84
 11/24/1998    4.85
 11/25/1998    4.83
 11/27/1998    4.81
 11/30/1998    4.74
  12/1/1998    4.67
  12/2/1998    4.59
  12/3/1998    4.58
  12/4/1998    4.62
  12/7/1998    4.69
  12/8/1998    4.60
  12/9/1998    4.56
 12/10/1998    4.53
 12/11/1998    4.61
 12/14/1998    4.58
 12/15/1998    4.62
 12/16/1998    4.58
 12/17/1998    4.58
 12/18/1998    4.58
 12/21/1998    4.64
 12/22/1998    4.70
 12/23/1998    4.81
 12/24/1998    4.86
 12/28/1998    4.78
 12/29/1998    4.71
 12/30/1998    4.65
 12/31/1998    4.65
   1/4/1999    4.69
   1/5/1999    4.74
   1/6/1999    4.73
   1/7/1999    4.77
   1/8/1999    4.86
  1/11/1999    4.90
  1/12/1999    4.82
  1/13/1999    4.74
  1/14/1999    4.63
  1/15/1999    4.66
  1/19/1999    4.71
  1/20/1999    4.76
  1/21/1999    4.70
  1/22/1999    4.64
  1/25/1999    4.67
  1/26/1999    4.69
  1/27/1999    4.68
  1/28/1999    4.67
  1/29/1999    4.66
   2/1/1999    4.75
   2/2/1999    4.79
   2/3/1999    4.83
   2/4/1999    4.89
   2/5/1999    4.94
   2/8/1999    4.94
   2/9/1999    4.91
  2/10/1999    4.90
  2/11/1999    4.93
  2/12/1999    5.06
  2/16/1999    5.03
  2/17/1999    4.98
  2/18/1999    5.04
  2/19/1999    5.07
  2/22/1999    5.03
  2/23/1999    5.10
  2/24/1999    5.18
  2/25/1999    5.32
  2/26/1999    5.29
   3/1/1999    5.40
   3/2/1999    5.35
   3/3/1999    5.39
   3/4/1999    5.41
   3/5/1999    5.34
   3/8/1999    5.29
   3/9/1999    5.18
  3/10/1999    5.20
  3/11/1999    5.21
  3/12/1999    5.16
  3/15/1999    5.15
  3/16/1999    5.11
  3/17/1999    5.14
  3/18/1999    5.11
  3/19/1999    5.17
  3/22/1999    5.21
  3/23/1999    5.20
  3/24/1999    5.17
  3/25/1999    5.21
  3/26/1999    5.21
  3/29/1999    5.28
  3/30/1999    5.21
  3/31/1999    5.25
   4/1/1999    5.27
   4/2/1999    5.20
   4/5/1999    5.20
   4/6/1999    5.13
   4/7/1999    5.14
   4/8/1999    5.03
   4/9/1999    5.05
  4/12/1999    5.06
  4/13/1999    5.12
  4/14/1999    5.13
  4/15/1999    5.18
  4/16/1999    5.23
  4/19/1999    5.18
  4/20/1999    5.16
  4/21/1999    5.17
  4/22/1999    5.25
  4/23/1999    5.26
  4/26/1999    5.23
  4/27/1999    5.22
  4/28/1999    5.27
  4/29/1999    5.22
  4/30/1999    5.36
   5/3/1999    5.38
   5/4/1999    5.42
   5/5/1999    5.40
   5/6/1999    5.52
   5/7/1999    5.54
  5/10/1999    5.54
  5/11/1999    5.59
  5/12/1999    5.51
  5/13/1999    5.41
  5/14/1999    5.62
  5/17/1999    5.66
  5/18/1999    5.68
  5/19/1999    5.60
  5/20/1999    5.60
  5/21/1999    5.52
  5/24/1999    5.50
  5/25/1999    5.49
  5/26/1999    5.55
  5/27/1999    5.62
  5/28/1999    5.64
   6/1/1999    5.78
   6/2/1999    5.80
   6/3/1999    5.80
   6/4/1999    5.82
   6/7/1999    5.81
   6/8/1999    5.83
   6/9/1999    5.87
  6/10/1999    5.92
  6/11/1999    6.02
  6/14/1999    5.98
  6/15/1999    5.98
  6/16/1999    5.94
  6/17/1999    5.79
  6/18/1999    5.84
  6/21/1999    5.90
  6/22/1999    5.94
  6/23/1999    6.00
  6/24/1999    6.05
  6/25/1999    6.02
  6/28/1999    5.96
  6/29/1999    5.93
  6/30/1999    5.81
   7/1/1999    5.85
   7/2/1999    5.82
   7/6/1999    5.88
   7/7/1999    5.92
   7/8/1999    5.85
   7/9/1999    5.84
  7/12/1999    5.74
  7/13/1999    5.71
  7/14/1999    5.74
  7/15/1999    5.72
  7/16/1999    5.68
  7/19/1999    5.66
  7/20/1999    5.65
  7/21/1999    5.66
  7/22/1999    5.78
  7/23/1999    5.84
  7/26/1999    5.86
  7/27/1999    5.82
  7/28/1999    5.81
  7/29/1999    5.88
  7/30/1999    5.92
   8/2/1999    5.92
   8/3/1999    5.95
   8/4/1999    5.96
   8/5/1999    5.88
   8/6/1999    6.02
   8/9/1999    6.13
  8/10/1999    6.16
  8/11/1999    6.05
  8/12/1999    6.08
  8/13/1999    5.98
  8/16/1999    5.98
  8/17/1999    5.89
  8/18/1999    5.88
  8/19/1999    5.90
  8/20/1999    5.88
  8/23/1999    5.89
  8/24/1999    5.85
  8/25/1999    5.73
  8/26/1999    5.75
  8/27/1999    5.85
  8/30/1999    5.95
  8/31/1999    5.98
   9/1/1999    5.99
   9/2/1999    6.03
   9/3/1999    5.89
   9/7/1999    5.95
   9/8/1999    5.93
   9/9/1999    5.97
  9/10/1999    5.89
  9/13/1999    5.92
  9/14/1999    5.96
  9/15/1999    5.94
  9/16/1999    5.90
  9/17/1999    5.87
  9/20/1999    5.91
  9/21/1999    5.94
  9/22/1999    5.92
  9/23/1999    5.87
  9/24/1999    5.75
  9/27/1999    5.83
  9/28/1999    5.89
  9/29/1999    5.97
  9/30/1999    5.90
  10/1/1999    6.00
  10/4/1999    5.95
  10/5/1999    6.02
  10/6/1999    6.04
  10/7/1999    6.05
  10/8/1999    6.04
 10/12/1999    6.07
 10/13/1999    6.12
 10/14/1999    6.17
 10/15/1999    6.09
 10/18/1999    6.12
 10/19/1999    6.18
 10/20/1999    6.19
 10/21/1999    6.20
 10/22/1999    6.21
 10/25/1999    6.22
 10/26/1999    6.24
 10/27/1999    6.19
 10/28/1999    6.12
 10/29/1999    6.02
  11/1/1999    6.06
  11/2/1999    6.04
  11/3/1999    6.01
  11/4/1999    5.95
  11/5/1999    5.92
  11/8/1999    5.95
  11/9/1999    5.97
 11/10/1999    6.00
 11/12/1999    5.93
 11/15/1999    5.94
 11/16/1999    5.97
 11/17/1999    6.04
 11/18/1999    6.06
 11/19/1999    6.07
 11/22/1999    6.09
 11/23/1999    6.08
 11/24/1999    6.09
 11/26/1999    6.12
 11/29/1999    6.21
 11/30/1999    6.18
  12/1/1999    6.21
  12/2/1999    6.24
  12/3/1999    6.17
  12/6/1999    6.16
  12/7/1999    6.11
  12/8/1999    6.15
  12/9/1999    6.14
 12/10/1999    6.08
 12/13/1999    6.11
 12/14/1999    6.22
 12/15/1999    6.25
 12/16/1999    6.31
 12/17/1999    6.30
 12/20/1999    6.36
 12/21/1999    6.38
 12/22/1999    6.39
 12/23/1999    6.41
 12/27/1999    6.40
 12/28/1999    6.43
 12/29/1999    6.40
 12/30/1999    6.39
 12/31/1999    6.45
   1/3/2000    6.58
   1/4/2000    6.49
   1/5/2000    6.62
   1/6/2000    6.57
   1/7/2000    6.52
  1/10/2000    6.57
  1/11/2000    6.67
  1/12/2000    6.72
  1/13/2000    6.63
  1/14/2000    6.69
  1/18/2000    6.75
  1/19/2000    6.73
  1/20/2000    6.79
  1/21/2000    6.79
  1/24/2000    6.69
  1/25/2000    6.70
  1/26/2000    6.69
  1/27/2000    6.68
  1/28/2000    6.66
  1/31/2000    6.68
   2/1/2000    6.62
   2/2/2000    6.60
   2/3/2000    6.49
   2/4/2000    6.53
   2/7/2000    6.64
   2/8/2000    6.59
   2/9/2000    6.56
  2/10/2000    6.67
  2/11/2000    6.63
  2/14/2000    6.56
  2/15/2000    6.56
  2/16/2000    6.56
  2/17/2000    6.58
  2/18/2000    6.49
  2/22/2000    6.36
  2/23/2000    6.44
  2/24/2000    6.36
  2/25/2000    6.36
  2/28/2000    6.37
  2/29/2000    6.42
   3/1/2000    6.39
   3/2/2000    6.40
   3/3/2000    6.39
   3/6/2000    6.42
   3/7/2000    6.39
   3/8/2000    6.38
   3/9/2000    6.35
  3/10/2000    6.39
  3/13/2000    6.36
  3/14/2000    6.31
  3/15/2000    6.29
  3/16/2000    6.26
  3/17/2000    6.20
  3/20/2000    6.18
  3/21/2000    6.13
  3/22/2000    6.13
  3/23/2000    6.08
  3/24/2000    6.20
  3/27/2000    6.21
  3/28/2000    6.17
  3/29/2000    6.18
  3/30/2000    6.06
  3/31/2000    6.03
   4/3/2000    6.00
   4/4/2000    5.90
   4/5/2000    5.90
   4/6/2000    5.93
   4/7/2000    5.86
  4/10/2000    5.80
  4/11/2000    5.89
  4/12/2000    5.97
  4/13/2000    5.94
  4/14/2000    5.85
  4/17/2000    6.01
  4/18/2000    6.05
  4/19/2000    5.99
  4/20/2000    5.99
  4/24/2000    6.00
  4/25/2000    6.14
  4/26/2000    6.14
  4/27/2000    6.23
  4/28/2000    6.23
   5/1/2000    6.29
   5/2/2000    6.32
   5/3/2000    6.40
   5/4/2000    6.46
   5/5/2000    6.51
   5/8/2000    6.57
   5/9/2000    6.53
  5/10/2000    6.47
  5/11/2000    6.43
  5/12/2000    6.51
  5/15/2000    6.47
  5/16/2000    6.43
  5/17/2000    6.48
  5/18/2000    6.56
  5/19/2000    6.51
  5/22/2000    6.44
  5/23/2000    6.45
  5/24/2000    6.47
  5/25/2000    6.39
  5/26/2000    6.33
  5/30/2000    6.38
  5/31/2000    6.29
   6/1/2000    6.20
   6/2/2000    6.15
   6/5/2000    6.12
   6/6/2000    6.14
   6/7/2000    6.13
   6/8/2000    6.13
   6/9/2000    6.13
  6/12/2000    6.09
  6/13/2000    6.11
  6/14/2000    6.06
  6/15/2000    6.05
  6/16/2000    5.99
  6/19/2000    6.00
  6/20/2000    6.03
  6/21/2000    6.11
  6/22/2000    6.12
  6/23/2000    6.19
  6/26/2000    6.11
  6/27/2000    6.10
  6/28/2000    6.11
  6/29/2000    6.04
  6/30/2000    6.03
   7/3/2000    6.00
   7/5/2000    5.99
   7/6/2000    6.05
   7/7/2000    6.01
  7/10/2000    6.04
  7/11/2000    6.05
  7/12/2000    6.09
  7/13/2000    6.04
  7/14/2000    6.05
  7/17/2000    6.17
  7/18/2000    6.16
  7/19/2000    6.16
  7/20/2000    6.01
  7/21/2000    6.01
  7/24/2000    6.04
  7/25/2000    6.04
  7/26/2000    6.04
  7/27/2000    6.02
  7/28/2000    6.04
  7/31/2000    6.04
   8/1/2000    6.00
   8/2/2000    6.04
   8/3/2000    6.00
   8/4/2000    5.98
   8/7/2000    5.97
   8/8/2000    5.93
   8/9/2000    5.81
  8/10/2000    5.76
  8/11/2000    5.79
  8/14/2000    5.78
  8/15/2000    5.81
  8/16/2000    5.83
  8/17/2000    5.81
  8/18/2000    5.78
  8/21/2000    5.79
  8/22/2000    5.78
  8/23/2000    5.73
  8/24/2000    5.73
  8/25/2000    5.73
  8/28/2000    5.78
  8/29/2000    5.81
  8/30/2000    5.81
  8/31/2000    5.73
   9/1/2000    5.68
   9/5/2000    5.69
   9/6/2000    5.72
   9/7/2000    5.76
   9/8/2000    5.73
  9/11/2000    5.77
  9/12/2000    5.78
  9/13/2000    5.74
  9/14/2000    5.79
  9/15/2000    5.84
  9/18/2000    5.88
  9/19/2000    5.86
  9/20/2000    5.91
  9/21/2000    5.88
  9/22/2000    5.85
  9/25/2000    5.84
  9/26/2000    5.81
  9/27/2000    5.83
  9/28/2000    5.82
  9/29/2000    5.80
  10/2/2000    5.83
  10/3/2000    5.87
  10/4/2000    5.90
  10/5/2000    5.87
  10/6/2000    5.82
 10/10/2000    5.80
 10/11/2000    5.77
 10/12/2000    5.73
 10/13/2000    5.73
 10/16/2000    5.74
 10/17/2000    5.68
 10/18/2000    5.66
 10/19/2000    5.66
 10/20/2000    5.64
 10/23/2000    5.59
 10/24/2000    5.63
 10/25/2000    5.67
 10/26/2000    5.69
 10/27/2000    5.72
 10/30/2000    5.74
 10/31/2000    5.77
  11/1/2000    5.74
  11/2/2000    5.74
  11/3/2000    5.83
  11/6/2000    5.87
  11/7/2000    5.87
  11/8/2000    5.87
  11/9/2000    5.82
 11/10/2000    5.82
 11/13/2000    5.77
 11/14/2000    5.76
 11/15/2000    5.72
 11/16/2000    5.68
 11/17/2000    5.71
 11/20/2000    5.68
 11/21/2000    5.67
 11/22/2000    5.62
 11/24/2000    5.63
 11/27/2000    5.64
 11/28/2000    5.59
 11/29/2000    5.55
 11/30/2000    5.48
  12/1/2000    5.52
  12/4/2000    5.53
  12/5/2000    5.43
  12/6/2000    5.32
  12/7/2000    5.32
  12/8/2000    5.35
 12/11/2000    5.37
 12/12/2000    5.36
 12/13/2000    5.29
 12/14/2000    5.23
 12/15/2000    5.20
 12/18/2000    5.17
 12/19/2000    5.19
 12/20/2000    5.08
 12/21/2000    5.03
 12/22/2000    5.02
 12/26/2000    5.04
 12/27/2000    5.11
 12/28/2000    5.13
 12/29/2000    5.12
   1/2/2001    4.92
   1/3/2001    5.14
   1/4/2001    5.03
   1/5/2001    4.93
   1/8/2001    4.94
   1/9/2001    4.98
  1/10/2001    5.10
  1/11/2001    5.14
  1/12/2001    5.25
  1/16/2001    5.24
  1/17/2001    5.19
  1/18/2001    5.12
  1/19/2001    5.19
  1/22/2001    5.25
  1/23/2001    5.30
  1/24/2001    5.33
  1/25/2001    5.29
  1/26/2001    5.29
  1/29/2001    5.32
  1/30/2001    5.24
  1/31/2001    5.19
   2/1/2001    5.10
   2/2/2001    5.17
   2/5/2001    5.18
   2/6/2001    5.22
   2/7/2001    5.10
   2/8/2001    5.10
   2/9/2001    5.03
  2/12/2001    5.05
  2/13/2001    5.07
  2/14/2001    5.13
  2/15/2001    5.19
  2/16/2001    5.11
  2/20/2001    5.11
  2/21/2001    5.14
  2/22/2001    5.15
  2/23/2001    5.10
  2/26/2001    5.05
  2/27/2001    4.96
  2/28/2001    4.92
   3/1/2001    4.87
   3/2/2001    4.95
   3/5/2001    4.98
   3/6/2001    4.99
   3/7/2001    4.92
   3/8/2001    4.89
   3/9/2001    4.95
  3/12/2001    4.92
  3/13/2001    4.95
  3/14/2001    4.84
  3/15/2001    4.81
  3/16/2001    4.78
  3/19/2001    4.82
  3/20/2001    4.78
  3/21/2001    4.77
  3/22/2001    4.73
  3/23/2001    4.80
  3/26/2001    4.85
  3/27/2001    5.00
  3/28/2001    4.97
  3/29/2001    4.98
  3/30/2001    4.93
   4/2/2001    4.98
   4/3/2001    4.94
   4/4/2001    4.94
   4/5/2001    4.98
   4/6/2001    4.89
   4/9/2001    4.93
  4/10/2001    5.09
  4/11/2001    5.12
  4/12/2001    5.17
  4/16/2001    5.28
  4/17/2001    5.21
  4/18/2001    5.14
  4/19/2001    5.27
  4/20/2001    5.29
  4/23/2001    5.20
  4/24/2001    5.22
  4/25/2001    5.28
  4/26/2001    5.20
  4/27/2001    5.34
  4/30/2001    5.35
   5/1/2001    5.30
   5/2/2001    5.31
   5/3/2001    5.22
   5/4/2001    5.21
   5/7/2001    5.21
   5/8/2001    5.24
   5/9/2001    5.20
  5/10/2001    5.31
  5/11/2001    5.51
  5/14/2001    5.46
  5/15/2001    5.50
  5/16/2001    5.48
  5/17/2001    5.46
  5/18/2001    5.41
  5/21/2001    5.41
  5/22/2001    5.42
  5/23/2001    5.41
  5/24/2001    5.52
  5/25/2001    5.52
  5/29/2001    5.54
  5/30/2001    5.54
  5/31/2001    5.43
   6/1/2001    5.39
   6/4/2001    5.35
   6/5/2001    5.29
   6/6/2001    5.27
   6/7/2001    5.33
   6/8/2001    5.38
  6/11/2001    5.32
  6/12/2001    5.27
  6/13/2001    5.28
  6/14/2001    5.26
  6/15/2001    5.27
  6/18/2001    5.27
  6/19/2001    5.26
  6/20/2001    5.24
  6/21/2001    5.22
  6/22/2001    5.14
  6/25/2001    5.16
  6/26/2001    5.24
  6/27/2001    5.26
  6/28/2001    5.35
  6/29/2001    5.42
   7/2/2001    5.37
   7/3/2001    5.41
   7/5/2001    5.44
   7/6/2001    5.41
   7/9/2001    5.37
  7/10/2001    5.32
  7/11/2001    5.31
  7/12/2001    5.27
  7/13/2001    5.27
  7/16/2001    5.21
  7/17/2001    5.22
  7/18/2001    5.12
  7/19/2001    5.13
  7/20/2001    5.15
  7/23/2001    5.13
  7/24/2001    5.13
  7/25/2001    5.20
  7/26/2001    5.19
  7/27/2001    5.13
  7/30/2001    5.11
  7/31/2001    5.07
   8/1/2001    5.11
   8/2/2001    5.17
   8/3/2001    5.20
   8/6/2001    5.19
   8/7/2001    5.20
   8/8/2001    4.99
   8/9/2001    5.04
  8/10/2001    4.99
  8/13/2001    4.97
  8/14/2001    4.97
  8/15/2001    5.00
  8/16/2001    4.95
  8/17/2001    4.84
  8/20/2001    4.91
  8/21/2001    4.87
  8/22/2001    4.91
  8/23/2001    4.89
  8/24/2001    4.93
  8/27/2001    4.94
  8/28/2001    4.85
  8/29/2001    4.78
  8/30/2001    4.79
  8/31/2001    4.85
   9/4/2001    4.99
   9/5/2001    4.97
   9/6/2001    4.86
   9/7/2001    4.80
  9/10/2001    4.84
  9/13/2001    4.64
  9/14/2001    4.57
  9/17/2001    4.63
  9/18/2001    4.72
  9/19/2001    4.69
  9/20/2001    4.75
  9/21/2001    4.70
  9/24/2001    4.73
  9/25/2001    4.72
  9/26/2001    4.65
  9/27/2001    4.58
  9/28/2001    4.60
  10/1/2001    4.55
  10/2/2001    4.53
  10/3/2001    4.50
  10/4/2001    4.53
  10/5/2001    4.52
  10/9/2001    4.62
 10/10/2001    4.61
 10/11/2001    4.69
 10/12/2001    4.68
 10/15/2001    4.62
 10/16/2001    4.59
 10/17/2001    4.59
 10/18/2001    4.58
 10/19/2001    4.63
 10/22/2001    4.63
 10/23/2001    4.66
 10/24/2001    4.61
 10/25/2001    4.56
 10/26/2001    4.53
 10/29/2001    4.50
 10/30/2001    4.44
 10/31/2001    4.30
  11/1/2001    4.24
  11/2/2001    4.37
  11/5/2001    4.31
  11/6/2001    4.30
  11/7/2001    4.22
  11/8/2001    4.32
  11/9/2001    4.34
 11/13/2001    4.41
 11/14/2001    4.54
 11/15/2001    4.79
 11/16/2001    4.91
 11/19/2001    4.80
 11/20/2001    4.88
 11/21/2001    4.98
 11/23/2001    5.04
 11/26/2001    5.05
 11/27/2001    4.98
 11/28/2001    4.98
 11/29/2001    4.79
 11/30/2001    4.78
  12/3/2001    4.75
  12/4/2001    4.70
  12/5/2001    4.92
  12/6/2001    5.04
  12/7/2001    5.20
 12/10/2001    5.17
 12/11/2001    5.13
 12/12/2001    5.02
 12/13/2001    5.13
 12/14/2001    5.24
 12/17/2001    5.26
 12/18/2001    5.16
 12/19/2001    5.08
 12/20/2001    5.08
 12/21/2001    5.12
 12/24/2001    5.18
 12/26/2001    5.22
 12/27/2001    5.13
 12/28/2001    5.15
 12/31/2001    5.07
   1/2/2002    5.20
   1/3/2002    5.16
   1/4/2002    5.18
   1/7/2002    5.09
   1/8/2002    5.10
   1/9/2002    5.10
  1/10/2002    5.00
  1/11/2002    4.92
  1/14/2002    4.91
  1/15/2002    4.88
  1/16/2002    4.88
  1/17/2002    4.98
  1/18/2002    4.94
  1/22/2002    4.96
  1/23/2002    5.05
  1/24/2002    5.07
  1/25/2002    5.10
  1/28/2002    5.12
  1/29/2002    5.02
  1/30/2002    5.02
  1/31/2002    5.07
   2/1/2002    5.02
   2/4/2002    4.94
   2/5/2002    4.92
   2/6/2002    4.92
   2/7/2002    4.93
   2/8/2002    4.90
  2/11/2002    4.91
  2/12/2002    4.97
  2/13/2002    5.01
  2/14/2002    4.95
  2/15/2002    4.86
  2/19/2002    4.88
  2/20/2002    4.88
  2/21/2002    4.88
  2/22/2002    4.84
  2/25/2002    4.86
  2/26/2002    4.93
  2/27/2002    4.84
  2/28/2002    4.88
   3/1/2002    4.98
   3/4/2002    5.02
   3/5/2002    5.02
   3/6/2002    5.06
   3/7/2002    5.22
   3/8/2002    5.33
  3/11/2002    5.33
  3/12/2002    5.32
  3/13/2002    5.28
  3/14/2002    5.40
  3/15/2002    5.35
  3/18/2002    5.32
  3/19/2002    5.33
  3/20/2002    5.40
  3/21/2002    5.39
  3/22/2002    5.40
  3/25/2002    5.41
  3/26/2002    5.35
  3/27/2002    5.35
  3/28/2002    5.42
   4/1/2002    5.44
   4/2/2002    5.36
   4/3/2002    5.30
   4/4/2002    5.28
   4/5/2002    5.22
   4/8/2002    5.25
   4/9/2002    5.22
  4/10/2002    5.24
  4/11/2002    5.22
  4/12/2002    5.18
  4/15/2002    5.15
  4/16/2002    5.20
  4/17/2002    5.24
  4/18/2002    5.23
  4/19/2002    5.21
  4/22/2002    5.19
  4/23/2002    5.18
  4/24/2002    5.11
  4/25/2002    5.10
  4/26/2002    5.08
  4/29/2002    5.13
  4/30/2002    5.11
   5/1/2002    5.08
   5/2/2002    5.13
   5/3/2002    5.08
   5/6/2002    5.10
   5/7/2002    5.09
   5/8/2002    5.24
   5/9/2002    5.20
  5/10/2002    5.15
  5/13/2002    5.23
  5/14/2002    5.32
  5/15/2002    5.28
  5/16/2002    5.20
  5/17/2002    5.27
  5/20/2002    5.21
  5/21/2002    5.18
  5/22/2002    5.13
  5/23/2002    5.16
  5/24/2002    5.16
  5/28/2002    5.16
  5/29/2002    5.11
  5/30/2002    5.06
  5/31/2002    5.08
   6/3/2002    5.06
   6/4/2002    5.04
   6/5/2002    5.08
   6/6/2002    5.04
   6/7/2002    5.10
  6/10/2002    5.07
  6/11/2002    5.02
  6/12/2002    4.98
  6/13/2002    4.94
  6/14/2002    4.83
  6/17/2002    4.89
  6/18/2002    4.88
  6/19/2002    4.76
  6/20/2002    4.85
  6/21/2002    4.79
  6/24/2002    4.87
  6/25/2002    4.88
  6/26/2002    4.75
  6/27/2002    4.84
  6/28/2002    4.86
   7/1/2002    4.85
   7/2/2002    4.77
   7/3/2002    4.78
   7/5/2002    4.90
   7/8/2002    4.84
   7/9/2002    4.78
  7/10/2002    4.66
  7/11/2002    4.66
  7/12/2002    4.63
  7/15/2002    4.66
  7/16/2002    4.75
  7/17/2002    4.71
  7/18/2002    4.66
  7/19/2002    4.61
  7/22/2002    4.51
  7/23/2002    4.47
  7/24/2002    4.49
  7/25/2002    4.43
  7/26/2002    4.43
  7/29/2002    4.62
  7/30/2002    4.65
  7/31/2002    4.51
   8/1/2002    4.47
   8/2/2002    4.33
   8/5/2002    4.29
   8/6/2002    4.42
   8/7/2002    4.35
   8/8/2002    4.40
   8/9/2002    4.27
  8/12/2002    4.22
  8/13/2002    4.12
  8/14/2002    4.06
  8/15/2002    4.17
  8/16/2002    4.32
  8/19/2002    4.29
  8/20/2002    4.17
  8/21/2002    4.20
  8/22/2002    4.30
  8/23/2002    4.25
  8/26/2002    4.22
  8/27/2002    4.29
  8/28/2002    4.22
  8/29/2002    4.16
  8/30/2002    4.14
   9/3/2002    3.98
   9/4/2002    3.96
   9/5/2002    3.91
   9/6/2002    4.05
   9/9/2002    4.05
  9/10/2002    4.00
  9/11/2002    4.07
  9/12/2002    3.98
  9/13/2002    3.92
  9/16/2002    3.90
  9/17/2002    3.87
  9/18/2002    3.86
  9/19/2002    3.79
  9/20/2002    3.79
  9/23/2002    3.70
  9/24/2002    3.69
  9/25/2002    3.77
  9/26/2002    3.79
  9/27/2002    3.69
  9/30/2002    3.63
  10/1/2002    3.72
  10/2/2002    3.71
  10/3/2002    3.70
  10/4/2002    3.69
  10/7/2002    3.64
  10/8/2002    3.65
  10/9/2002    3.61
 10/10/2002    3.68
 10/11/2002    3.83
 10/15/2002    4.07
 10/16/2002    4.06
 10/17/2002    4.16
 10/18/2002    4.14
 10/21/2002    4.24
 10/22/2002    4.27
 10/23/2002    4.26
 10/24/2002    4.16
 10/25/2002    4.12
 10/28/2002    4.10
 10/29/2002    3.97
 10/30/2002    3.99
 10/31/2002    3.93
  11/1/2002    4.01
  11/4/2002    4.07
  11/5/2002    4.10
  11/6/2002    4.09
  11/7/2002    3.88
  11/8/2002    3.85
 11/12/2002    3.84
 11/13/2002    3.84
 11/14/2002    4.03
 11/15/2002    4.05
 11/18/2002    4.02
 11/19/2002    3.99
 11/20/2002    4.08
 11/21/2002    4.14
 11/22/2002    4.18
 11/25/2002    4.19
 11/26/2002    4.08
 11/27/2002    4.26
 11/29/2002    4.22
  12/2/2002    4.22
  12/3/2002    4.24
  12/4/2002    4.18
  12/5/2002    4.13
  12/6/2002    4.09
  12/9/2002    4.06
 12/10/2002    4.06
 12/11/2002    4.01
 12/12/2002    4.01
 12/13/2002    4.07
 12/16/2002    4.15
 12/17/2002    4.13
 12/18/2002    4.06
 12/19/2002    3.96
 12/20/2002    3.97
 12/23/2002    3.98
 12/24/2002    3.95
 12/26/2002    3.93
 12/27/2002    3.83
 12/30/2002    3.82
 12/31/2002    3.83
   1/2/2003    4.07
   1/3/2003    4.05
   1/6/2003    4.09
   1/7/2003    4.04
   1/8/2003    4.00
   1/9/2003    4.19
  1/10/2003    4.16
  1/13/2003    4.15
  1/14/2003    4.10
  1/15/2003    4.10
  1/16/2003    4.10
  1/17/2003    4.05
  1/21/2003    4.01
  1/22/2003    3.95
  1/23/2003    3.98
  1/24/2003    3.94
  1/27/2003    3.98
  1/28/2003    4.00
  1/29/2003    4.06
  1/30/2003    4.00
  1/31/2003    4.00
   2/3/2003    4.01
   2/4/2003    3.96
   2/5/2003    4.02
   2/6/2003    3.97
   2/7/2003    3.96
  2/10/2003    3.99
  2/11/2003    3.98
  2/12/2003    3.93
  2/13/2003    3.89
  2/14/2003    3.95
  2/18/2003    3.94
  2/19/2003    3.88
  2/20/2003    3.85
  2/21/2003    3.90
  2/24/2003    3.86
  2/25/2003    3.81
  2/26/2003    3.78
  2/27/2003    3.76
  2/28/2003    3.71
   3/3/2003    3.68
   3/4/2003    3.65
   3/5/2003    3.63
   3/6/2003    3.67
   3/7/2003    3.63
  3/10/2003    3.59
  3/11/2003    3.60
  3/12/2003    3.60
  3/13/2003    3.74
  3/14/2003    3.72
  3/17/2003    3.82
  3/18/2003    3.91
  3/19/2003    3.98
  3/20/2003    4.01
  3/21/2003    4.11
  3/24/2003    3.98
  3/25/2003    3.97
  3/26/2003    3.96
  3/27/2003    3.95
  3/28/2003    3.92
  3/31/2003    3.83
   4/1/2003    3.84
   4/2/2003    3.94
   4/3/2003    3.93
   4/4/2003    3.96
   4/7/2003    4.03
   4/8/2003    3.95
   4/9/2003    3.93
  4/10/2003    3.95
  4/11/2003    4.00
  4/14/2003    4.04
  4/15/2003    3.98
  4/16/2003    3.96
  4/17/2003    3.98
  4/21/2003    4.00
  4/22/2003    4.01
  4/23/2003    4.02
  4/24/2003    3.93
  4/25/2003    3.91
  4/28/2003    3.92
  4/29/2003    3.96
  4/30/2003    3.89
   5/1/2003    3.88
   5/2/2003    3.94
   5/5/2003    3.92
   5/6/2003    3.84
   5/7/2003    3.72
   5/8/2003    3.70
   5/9/2003    3.69
  5/12/2003    3.64
  5/13/2003    3.63
  5/14/2003    3.53
  5/15/2003    3.53
  5/16/2003    3.46
  5/19/2003    3.46
  5/20/2003    3.38
  5/21/2003    3.39
  5/22/2003    3.34
  5/23/2003    3.34
  5/27/2003    3.41
  5/28/2003    3.44
  5/29/2003    3.34
  5/30/2003    3.37
   6/2/2003    3.43
   6/3/2003    3.34
   6/4/2003    3.30
   6/5/2003    3.34
   6/6/2003    3.37
   6/9/2003    3.29
  6/10/2003    3.20
  6/11/2003    3.21
  6/12/2003    3.18
  6/13/2003    3.13
  6/16/2003    3.18
  6/17/2003    3.27
  6/18/2003    3.37
  6/19/2003    3.35
  6/20/2003    3.40
  6/23/2003    3.32
  6/24/2003    3.29
  6/25/2003    3.38
  6/26/2003    3.55
  6/27/2003    3.58
  6/30/2003    3.54
   7/1/2003    3.56
   7/2/2003    3.56
   7/3/2003    3.67
   7/7/2003    3.74
   7/8/2003    3.75
   7/9/2003    3.73
  7/10/2003    3.70
  7/11/2003    3.66
  7/14/2003    3.74
  7/15/2003    3.94
  7/16/2003    3.97
  7/17/2003    3.98
  7/18/2003    4.00
  7/21/2003    4.19
  7/22/2003    4.17
  7/23/2003    4.12
  7/24/2003    4.20
  7/25/2003    4.22
  7/28/2003    4.31
  7/29/2003    4.42
  7/30/2003    4.34
  7/31/2003    4.49
   8/1/2003    4.44
   8/4/2003    4.35
   8/5/2003    4.47
   8/6/2003    4.32
   8/7/2003    4.30
   8/8/2003    4.27
  8/11/2003    4.38
  8/12/2003    4.37
  8/13/2003    4.58
  8/14/2003    4.55
  8/15/2003    4.55
  8/18/2003    4.49
  8/19/2003    4.38
  8/20/2003    4.45
  8/21/2003    4.53
  8/22/2003    4.48
  8/25/2003    4.53
  8/26/2003    4.50
  8/27/2003    4.54
  8/28/2003    4.42
  8/29/2003    4.45
   9/2/2003    4.61
   9/3/2003    4.60
   9/4/2003    4.52
   9/5/2003    4.35
   9/8/2003    4.41
   9/9/2003    4.37
  9/10/2003    4.28
  9/11/2003    4.35
  9/12/2003    4.27
  9/15/2003    4.28
  9/16/2003    4.29
  9/17/2003    4.20
  9/18/2003    4.19
  9/19/2003    4.17
  9/22/2003    4.26
  9/23/2003    4.24
  9/24/2003    4.16
  9/25/2003    4.12
  9/26/2003    4.04
  9/29/2003    4.09
  9/30/2003    3.96
  10/1/2003    3.96
  10/2/2003    4.03
  10/3/2003    4.21
  10/6/2003    4.17
  10/7/2003    4.27
  10/8/2003    4.27
  10/9/2003    4.32
 10/10/2003    4.29
 10/14/2003    4.37
 10/15/2003    4.43
 10/16/2003    4.47
 10/17/2003    4.41
 10/20/2003    4.41
 10/21/2003    4.38
 10/22/2003    4.29
 10/23/2003    4.34
 10/24/2003    4.24
 10/27/2003    4.30
 10/28/2003    4.23
 10/29/2003    4.31
 10/30/2003    4.36
 10/31/2003    4.33
  11/3/2003    4.40
  11/4/2003    4.33
  11/5/2003    4.38
  11/6/2003    4.45
  11/7/2003    4.48
 11/10/2003    4.49
 11/12/2003    4.44
 11/13/2003    4.30
 11/14/2003    4.22
 11/17/2003    4.18
 11/18/2003    4.17
 11/19/2003    4.24
 11/20/2003    4.16
 11/21/2003    4.15
 11/24/2003    4.23
 11/25/2003    4.19
 11/26/2003    4.25
 11/28/2003    4.34
  12/1/2003    4.40
  12/2/2003    4.38
  12/3/2003    4.41
  12/4/2003    4.38
  12/5/2003    4.23
  12/8/2003    4.29
  12/9/2003    4.32
 12/10/2003    4.30
 12/11/2003    4.27
 12/12/2003    4.26
 12/15/2003    4.28
 12/16/2003    4.24
 12/17/2003    4.19
 12/18/2003    4.16
 12/19/2003    4.15
 12/22/2003    4.18
 12/23/2003    4.28
 12/24/2003    4.20
 12/26/2003    4.17
 12/29/2003    4.24
 12/30/2003    4.29
 12/31/2003    4.27
   1/2/2004    4.38
   1/5/2004    4.41
   1/6/2004    4.29
   1/7/2004    4.27
   1/8/2004    4.27
   1/9/2004    4.11
  1/12/2004    4.11
  1/13/2004    4.05
  1/14/2004    4.01
  1/15/2004    3.99
  1/16/2004    4.04
  1/20/2004    4.08
  1/21/2004    4.05
  1/22/2004    3.99
  1/23/2004    4.09
  1/26/2004    4.16
  1/27/2004    4.11
  1/28/2004    4.22
  1/29/2004    4.22
  1/30/2004    4.16
   2/2/2004    4.18
   2/3/2004    4.13
   2/4/2004    4.15
   2/5/2004    4.20
   2/6/2004    4.12
   2/9/2004    4.09
  2/10/2004    4.13
  2/11/2004    4.05
  2/12/2004    4.10
  2/13/2004    4.05
  2/17/2004    4.05
  2/18/2004    4.05
  2/19/2004    4.05
  2/20/2004    4.10
  2/23/2004    4.05
  2/24/2004    4.04
  2/25/2004    4.02
  2/26/2004    4.05
  2/27/2004    3.99
   3/1/2004    4.00
   3/2/2004    4.05
   3/3/2004    4.07
   3/4/2004    4.04
   3/5/2004    3.85
   3/8/2004    3.78
   3/9/2004    3.73
  3/10/2004    3.74
  3/11/2004    3.74
  3/12/2004    3.78
  3/15/2004    3.78
  3/16/2004    3.70
  3/17/2004    3.71
  3/18/2004    3.76
  3/19/2004    3.80
  3/22/2004    3.74
  3/23/2004    3.73
  3/24/2004    3.73
  3/25/2004    3.75
  3/26/2004    3.85
  3/29/2004    3.91
  3/30/2004    3.91
  3/31/2004    3.86
   4/1/2004    3.91
   4/2/2004    4.15
   4/5/2004    4.24
   4/6/2004    4.19
   4/7/2004    4.19
   4/8/2004    4.21
  4/12/2004    4.25
  4/13/2004    4.35
  4/14/2004    4.40
  4/15/2004    4.42
  4/16/2004    4.37
  4/19/2004    4.39
  4/20/2004    4.43
  4/21/2004    4.45
  4/22/2004    4.40
  4/23/2004    4.48
  4/26/2004    4.46
  4/27/2004    4.43
  4/28/2004    4.50
  4/29/2004    4.55
  4/30/2004    4.53
   5/3/2004    4.53
   5/4/2004    4.56
   5/5/2004    4.61
   5/6/2004    4.63
   5/7/2004    4.79
  5/10/2004    4.81
  5/11/2004    4.79
  5/12/2004    4.83
  5/13/2004    4.85
  5/14/2004    4.79
  5/17/2004    4.70
  5/18/2004    4.74
  5/19/2004    4.79
  5/20/2004    4.72
  5/21/2004    4.76
  5/24/2004    4.75
  5/25/2004    4.73
  5/26/2004    4.67
  5/27/2004    4.60
  5/28/2004    4.66
   6/1/2004    4.71
   6/2/2004    4.74
   6/3/2004    4.71
   6/4/2004    4.78
   6/7/2004    4.78
   6/8/2004    4.78
   6/9/2004    4.82
  6/10/2004    4.81
  6/14/2004    4.89
  6/15/2004    4.69
  6/16/2004    4.74
  6/17/2004    4.71
  6/18/2004    4.72
  6/21/2004    4.70
  6/22/2004    4.72
  6/23/2004    4.71
  6/24/2004    4.66
  6/25/2004    4.66
  6/28/2004    4.76
  6/29/2004    4.70
  6/30/2004    4.62
   7/1/2004    4.57
   7/2/2004    4.48
   7/6/2004    4.49
   7/7/2004    4.50
   7/8/2004    4.49
   7/9/2004    4.49
  7/12/2004    4.46
  7/13/2004    4.50
  7/14/2004    4.50
  7/15/2004    4.50
  7/16/2004    4.38
  7/19/2004    4.38
  7/20/2004    4.47
  7/21/2004    4.50
  7/22/2004    4.48
  7/23/2004    4.45
  7/26/2004    4.49
  7/27/2004    4.62
  7/28/2004    4.61
  7/29/2004    4.60
  7/30/2004    4.50
   8/2/2004    4.48
   8/3/2004    4.45
   8/4/2004    4.45
   8/5/2004    4.43
   8/6/2004    4.24
   8/9/2004    4.28
  8/10/2004    4.32
  8/11/2004    4.30
  8/12/2004    4.27
  8/13/2004    4.22
  8/16/2004    4.26
  8/17/2004    4.21
  8/18/2004    4.23
  8/19/2004    4.22
  8/20/2004    4.24
  8/23/2004    4.28
  8/24/2004    4.28
  8/25/2004    4.26
  8/26/2004    4.22
  8/27/2004    4.23
  8/30/2004    4.19
  8/31/2004    4.13
   9/1/2004    4.13
   9/2/2004    4.20
   9/3/2004    4.30
   9/7/2004    4.26
   9/8/2004    4.18
   9/9/2004    4.22
  9/10/2004    4.19
  9/13/2004    4.16
  9/14/2004    4.15
  9/15/2004    4.18
  9/16/2004    4.08
  9/17/2004    4.14
  9/20/2004    4.07
  9/21/2004    4.05
  9/22/2004    4.00
  9/23/2004    4.02
  9/24/2004    4.04
  9/27/2004    4.01
  9/28/2004    4.02
  9/29/2004    4.10
  9/30/2004    4.14
  10/1/2004    4.21
  10/4/2004    4.19
  10/5/2004    4.18
  10/6/2004    4.23
  10/7/2004    4.26
  10/8/2004    4.15
 10/12/2004    4.12
 10/13/2004    4.09
 10/14/2004    4.03
 10/15/2004    4.07
 10/18/2004    4.07
 10/19/2004    4.07
 10/20/2004    4.01
 10/21/2004    4.01
 10/22/2004    4.00
 10/25/2004    3.99
 10/26/2004    4.01
 10/27/2004    4.11
 10/28/2004    4.09
 10/29/2004    4.05
  11/1/2004    4.11
  11/2/2004    4.10
  11/3/2004    4.09
  11/4/2004    4.10
  11/5/2004    4.21
  11/8/2004    4.22
  11/9/2004    4.22
 11/10/2004    4.25
 11/12/2004    4.20
 11/15/2004    4.20
 11/16/2004    4.21
 11/17/2004    4.14
 11/18/2004    4.12
 11/19/2004    4.20
 11/22/2004    4.18
 11/23/2004    4.19
 11/24/2004    4.20
 11/26/2004    4.24
 11/29/2004    4.34
 11/30/2004    4.36
  12/1/2004    4.38
  12/2/2004    4.40
  12/3/2004    4.27
  12/6/2004    4.24
  12/7/2004    4.23
  12/8/2004    4.14
  12/9/2004    4.19
 12/10/2004    4.16
 12/13/2004    4.16
 12/14/2004    4.14
 12/15/2004    4.09
 12/16/2004    4.19
 12/17/2004    4.21
 12/20/2004    4.21
 12/21/2004    4.18
 12/22/2004    4.21
 12/23/2004    4.23
 12/27/2004    4.30
 12/28/2004    4.31
 12/29/2004    4.33
 12/30/2004    4.27
 12/31/2004    4.24
   1/3/2005    4.23
   1/4/2005    4.29
   1/5/2005    4.29
   1/6/2005    4.29
   1/7/2005    4.29
  1/10/2005    4.29
  1/11/2005    4.26
  1/12/2005    4.25
  1/13/2005    4.20
  1/14/2005    4.23
  1/18/2005    4.21
  1/19/2005    4.20
  1/20/2005    4.17
  1/21/2005    4.16
  1/24/2005    4.14
  1/25/2005    4.20
  1/26/2005    4.21
  1/27/2005    4.22
  1/28/2005    4.16
  1/31/2005    4.14
   2/1/2005    4.15
   2/2/2005    4.15
   2/3/2005    4.18
   2/4/2005    4.09
   2/7/2005    4.07
   2/8/2005    4.05
   2/9/2005    4.00
  2/10/2005    4.07
  2/11/2005    4.10
  2/14/2005    4.08
  2/15/2005    4.10
  2/16/2005    4.16
  2/17/2005    4.19
  2/18/2005    4.27
  2/22/2005    4.29
  2/23/2005    4.27
  2/24/2005    4.29
  2/25/2005    4.27
  2/28/2005    4.36
   3/1/2005    4.38
   3/2/2005    4.38
   3/3/2005    4.39
   3/4/2005    4.32
   3/7/2005    4.31
   3/8/2005    4.38
   3/9/2005    4.52
  3/10/2005    4.48
  3/11/2005    4.56
  3/14/2005    4.52
  3/15/2005    4.54
  3/16/2005    4.52
  3/17/2005    4.47
  3/18/2005    4.51
  3/21/2005    4.53
  3/22/2005    4.63
  3/23/2005    4.61
  3/24/2005    4.60
  3/28/2005    4.64
  3/29/2005    4.60
  3/30/2005    4.56
  3/31/2005    4.50
   4/1/2005    4.46
   4/4/2005    4.47
   4/5/2005    4.48
   4/6/2005    4.44
   4/7/2005    4.49
   4/8/2005    4.50
  4/11/2005    4.45
  4/12/2005    4.38
  4/13/2005    4.38
  4/14/2005    4.37
  4/15/2005    4.27
  4/18/2005    4.27
  4/19/2005    4.21
  4/20/2005    4.22
  4/21/2005    4.32
  4/22/2005    4.26
  4/25/2005    4.26
  4/26/2005    4.28
  4/27/2005    4.25
  4/28/2005    4.19
  4/29/2005    4.21
   5/2/2005    4.21
   5/3/2005    4.21
   5/4/2005    4.20
   5/5/2005    4.19
   5/6/2005    4.28
   5/9/2005    4.29
  5/10/2005    4.23
  5/11/2005    4.21
  5/12/2005    4.18
  5/13/2005    4.12
  5/16/2005    4.13
  5/17/2005    4.12
  5/18/2005    4.07
  5/19/2005    4.11
  5/20/2005    4.13
  5/23/2005    4.07
  5/24/2005    4.04
  5/25/2005    4.08
  5/26/2005    4.08
  5/27/2005    4.08
  5/31/2005    4.00
   6/1/2005    3.91
   6/2/2005    3.89
   6/3/2005    3.98
   6/6/2005    3.96
   6/7/2005    3.92
   6/8/2005    3.95
   6/9/2005    3.98
  6/10/2005    4.05
  6/13/2005    4.09
  6/14/2005    4.13
  6/15/2005    4.12
  6/16/2005    4.09
  6/17/2005    4.09
  6/20/2005    4.11
  6/21/2005    4.06
  6/22/2005    3.95
  6/23/2005    3.96
  6/24/2005    3.92
  6/27/2005    3.90
  6/28/2005    3.97
  6/29/2005    3.99
  6/30/2005    3.94
   7/1/2005    4.06
   7/5/2005    4.11
   7/6/2005    4.08
   7/7/2005    4.05
   7/8/2005    4.11
  7/11/2005    4.11
  7/12/2005    4.15
  7/13/2005    4.17
  7/14/2005    4.19
  7/15/2005    4.18
  7/18/2005    4.22
  7/19/2005    4.20
  7/20/2005    4.17
  7/21/2005    4.28
  7/22/2005    4.23
  7/25/2005    4.25
  7/26/2005    4.24
  7/27/2005    4.27
  7/28/2005    4.20
  7/29/2005    4.28
   8/1/2005    4.32
   8/2/2005    4.34
   8/3/2005    4.30
   8/4/2005    4.32
   8/5/2005    4.40
   8/8/2005    4.42
   8/9/2005    4.41
  8/10/2005    4.40
  8/11/2005    4.32
  8/12/2005    4.24
  8/15/2005    4.27
  8/16/2005    4.23
  8/17/2005    4.28
  8/18/2005    4.21
  8/19/2005    4.21
  8/22/2005    4.22
  8/23/2005    4.20
  8/24/2005    4.19
  8/25/2005    4.18
  8/26/2005    4.20
  8/29/2005    4.20
  8/30/2005    4.16
  8/31/2005    4.02
   9/1/2005    4.02
   9/2/2005    4.03
   9/6/2005    4.09
   9/7/2005    4.15
   9/8/2005    4.15
   9/9/2005    4.14
  9/12/2005    4.18
  9/13/2005    4.14
  9/14/2005    4.17
  9/15/2005    4.22
  9/16/2005    4.26
  9/19/2005    4.25
  9/20/2005    4.26
  9/21/2005    4.19
  9/22/2005    4.19
  9/23/2005    4.25
  9/26/2005    4.30
  9/27/2005    4.30
  9/28/2005    4.26
  9/29/2005    4.29
  9/30/2005    4.34
  10/3/2005    4.39
  10/4/2005    4.38
  10/5/2005    4.36
  10/6/2005    4.37
  10/7/2005    4.35
 10/11/2005    4.39
 10/12/2005    4.45
 10/13/2005    4.48
 10/14/2005    4.48
 10/17/2005    4.50
 10/18/2005    4.49
 10/19/2005    4.47
 10/20/2005    4.46
 10/21/2005    4.39
 10/24/2005    4.45
 10/25/2005    4.54
 10/26/2005    4.60
 10/27/2005    4.57
 10/28/2005    4.58
 10/31/2005    4.57
  11/1/2005    4.57

                                                      (Source: Bloomberg L.P.)

--------------------------------------------------------------------------------

RISK FACTORS

This section describes the most significant risks relating to the notes. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the notes. You should understand all of the risks involved in investing in the notes and should reach an investment decision only after careful consideration and consultation, with your financial and legal advisers, of the suitability of the notes for you.

YOU MAY LOSE UP TO YOUR ENTIRE PRINCIPAL AMOUNT

The notes are fully exposed to any decline in the level of the 10-year Constant Maturity Treasury rate and you may lose some or all of your principal. The notes differ from ordinary debt securities in that we will not pay you 100% of your principal amount at maturity if the 10-year Constant Maturity Treasury rate declines. Your cash payment at maturity will be based on the Final Yield Level relative to the Low Strike Yield and the High Strike Yield. If the 10-year Constant Maturity Treasury rate on the Final Valuation Date is less than the Low Strike Yield, you will lose up to, but no more than, 100% of your investment in the notes.

The information provided in this prospectus supplement, including examples of how the notes might perform at maturity and references to the amount of principal that you may lose, assumes that the notes are purchased by you at a price equal to 100% of their principal amount. If a purchase is made at a price greater than 100% of the principal amount, your percentage loss in respect of the notes may be greater than 100%.

YOUR MAXIMUM RETURN ON THE NOTES AT MATURITY IS LIMITED TO -% OF YOUR
PRINCIPAL

Your payment at maturity is based on the level of the 10-year Constant Maturity Treasury rate on the Final Valuation Date. If the Final Yield Level is greater than or equal to the High Strike Yield, your payment at maturity will be limited to the maximum total return on the notes of -%. Therefore, your ability to participate in any increase in the 10-year Constant Maturity Treasury rate through an investment in the notes is limited because the amount that you receive at maturity will never exceed $- for each $1,000 principal amount of the notes.

YOUR NOTES MAY BE REDEEMED FOR LESS THAN YOU WOULD HAVE OTHERWISE RECEIVED AT MATURITY

If the Mandatory Early Redemption Yield Level is equal to or greater than the High Strike Yield on the Mandatory Early Redemption Valuation Date, which is the 10th Business Day prior to -, 2006 (the "Mandatory Early Redemption Date"), the notes will be redeemed and you will receive only the Mandatory Early Redemption Price in respect of your notes. The Mandatory Early Redemption Price is equal to 100% of the principal amount of the notes plus a return of -%, which may represent a lower return than you would have received had the notes not been redeemed early.

HISTORICAL PERFORMANCE OF THE 10-YEAR CONSTANT MATURITY TREASURY RATE SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE 10-YEAR CONSTANT MATURITY TREASURY RATE DURING THE TERM OF THE NOTES

It is impossible to predict whether the 10-year Constant Maturity Treasury rate will rise or fall. The 10-year Constant Maturity Treasury rate will be influenced by complex and interrelated political, economic, financial and other factors, therefore historical performance of the 10-year Constant Maturity Treasury rate should not be taken as an indication of the future performance of the 10-year Constant Maturity Treasury rate during the term of the notes. Factors that may influence the 10-year Constant Maturity Treasury rate include:

  - supply and demand of U.S. Treasury Notes with approximately 10 years remaining to maturity;

  -  general economic, financial, political or regulatory conditions;

  - monetary policies of the Federal Reserve Bank, changes in the Federal funds rate and changes in the shape of the yield curve; and

  -  inflation and expectations concerning inflation.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your notes may fluctuate between the date you purchase them and the Final Valuation Date when the Calculation Agent will determine the amount to be paid to you at maturity. Several factors, many of which are beyond our control, will influence the market value of the notes. WE EXPECT THAT, GENERALLY, THE 10-YEAR CONSTANT MATURITY TREASURY RATE ON ANY DAY AND EXPECTATIONS RELATING TO THE FUTURE LEVEL OF THE 10-YEAR CONSTANT MATURITY TREASURY RATE WILL AFFECT THE MARKET VALUE OF THE NOTES MORE THAN ANY OTHER SINGLE FACTOR.

Risk Factors
--------------------------------------------------------------------------------

Other factors that may influence the market value of the notes include:

  - supply and demand for the notes, including inventory positions held by UBS Securities LLC, UBS Financial Services Inc. or any other market maker;

  - economic, financial, political and regulatory or judicial events that affect financial markets generally;

  -  interest rates in the market generally;

  - the time remaining to the Mandatory Early Redemption Date or the Final Valuation Date, as applicable; and

  -  the creditworthiness and credit ratings of UBS.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES

We expect there will be little or no liquidity in the notes. We do not intend to list the notes on any national stock exchange or automated dealer quotation system and it is not possible to predict whether a secondary market will develop for the notes. Even if a secondary market for the notes develops, it may not provide significant liquidity or trade at prices advantageous to you. UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS currently intend to act as market makers for the notes, but they are NOT required to do so. Even if UBS Securities LLC, UBS Financial Services Inc. or any other affiliate makes a market in the notes, they may stop doing so at any time.

TRADING BY UBS AG OR ITS AFFILIATES IN THE U.S. TREASURY MARKET MAY IMPAIR THE VALUE OF THE NOTES

We and our affiliates are active participants in the U.S. Treasury market as dealers, proprietary traders and agents for our customers, and therefore at any given time we may be a party to one or more U.S. Treasury transactions. In addition, as described below under "Use of Proceeds and Hedging" on page S-19, we or one or more of our affiliates may hedge our U.S. Treasury exposure from the notes by entering into various transactions. We may adjust these hedges at any time and from time to time. Our trading and hedging activities may have a material adverse effect on the 10-year Constant Maturity Treasury rate and make it less likely that you will receive a return on your investment in the notes. It is possible that we or our affiliates could receive significant returns from these hedging activities while the value of or amounts payable under the notes may decline.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST

The trading activities related to the U.S. Treasury Notes may be entered into on behalf of UBS, its affiliates or customers other than for the account of the holders of the notes or on their behalf. Accordingly, these trading activities may present conflicts of interest between UBS and you.

WE MAY HAVE CONFLICTS OF INTERESTS ARISING FROM OUR RELATIONSHIPS WITH THE CALCULATION AGENT

UBS AG, acting through its London Branch, will serve as the Calculation Agent. The Calculation Agent will, among other things, determine the Mandatory Early Redemption Yield Level and the Final Yield Level, which will affect the payment at maturity on the notes and may also affect the market value of the notes. Since both the Issuer and the Calculation Agent are branches of UBS AG, the Calculation Agent will have a conflict of interest in making any such determination. You should be aware that the Calculation Agent is under no obligation to take your interests into consideration in determining the Mandatory Early Redemption Yield Level and the Final Yield Level.

OWNING THE NOTES IS NOT THE SAME AS OWNING A U.S. TREASURY SECURITY DIRECTLY

The return on your notes will not reflect the return you would realize if you actually purchased U.S. Treasury securities that on the Final Valuation Date would have 10 years remaining until maturity. The 10-year Constant Maturity Treasury rate is calculated by extrapolating between bid rates for a combination of Treasury securities, and do not necessarily reflect the price or even the existence of a security with exactly the same rate and the 10-year maturity reflected in the 10-year Constant Maturity Treasury rate on the Final Valuation Date.

WE WILL NOT PAY YOU INTEREST ON THE NOTES

UBS RESEARCH REPORTS ON INTEREST RATES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND US

We or one or more of our affiliates may, at present or in the future, publish research reports with respect to movements in interest rates generally. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. These activities may affect the market value of the notes.

Risk Factors
--------------------------------------------------------------------------------

NO CURRENT RESEARCH RECOMMENDATION

Neither UBS nor any of its subsidiaries or affiliates currently publishes research on, or assigns a research recommendation to, the notes.

THE NOTES ARE NOT INSURED BY THE FDIC

The notes are not deposit liabilities of UBS and neither the notes nor your investment in the notes is insured by the United States Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency of the United States, Switzerland or any other jurisdiction.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN

Significant aspects of the tax treatment of the notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the notes?" in the summary section of page S-3, "Supplemental Tax Considerations" on page S-21, and the sections "U.S. Tax Considerations and "Tax Considerations Under The Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

THE AMOUNT WE WILL PAY YOU TO REDEEM YOUR NOTES BECAUSE WE ARE REQUIRED TO PAY ADDITIONAL AMOUNTS IN RESPECT OF TAX WITHHOLDING IS UNCERTAIN

If we redeem your notes because we are required to pay additional amounts in respect of tax withholding, we will pay you a redemption price for your notes that will be determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position. Such redemption price would take into consideration the net present value of any expected payment at maturity on the notes.

------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the notes registered in street name or in the notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The notes are part of a series of debt securities entitled "Medium Term notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the notes. Terms that apply generally to all Medium Term notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the notes. If you have purchased the notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the notes in more detail below.

COUPON

We will not pay you interest during the term of the notes.

DENOMINATION

The denomination of the notes will be $1,000 and integral multiples thereof.

PAYMENT AT MATURITY

Your payment at maturity will depend on the Final Yield Level relative to the Low Strike Yield:

- If the Final Yield Level is equal to or greater than the High Strike Yield, you will receive your principal amount, plus the return of -%. As a result, you will receive the maximum possible payment at maturity, which is equal to $- for each $1,000 principal amount of your notes.

- If the Final Yield Level is less than the High Strike Yield but equal to or greater than the Low Strike Yield, you will receive 100% of your principal amount.

- If the Final Yield Level is less than the Low Strike Yield, you will receive an amount equal to your principal amount minus - multiplied by the difference between the Low Strike Yield and the Final Yield Level, subject to a maximum loss of your entire principal amount. If the final yield level is less than the low strike yield on the final valuation date, you will lose between 0% and 100% of your principal.

This means that your notes are not principal protected and it is possible that you may lose your entire investment in the notes.

If the Final Yield Level is less than the Low Strike Yield, the following steps are necessary to calculate your payment at maturity:

Step 1: Calculate the Adjusted Payout Percentage on the notes.

        Adjusted Payout Percentage = 100% - (- x (Low Strike Yield - Final Yield Level)), subject to a minimum of 0%

Step 2: Calculate the cash payment at maturity.

        Payment at maturity = Adjusted Payout Percentage x principal amount of your notes. Since the Adjusted Payout Percentage cannot be less than zero, you cannot lose more than your entire principal amount.

Specific Terms of the Notes
------------------------------------------------------------------------------

The High Strike Yield and the Low Strike Yield are as follows:

-  Low Strike Yield: -%

-  High Strike Yield: -%

The Low Strike Yield and High Strike Yield will be determined on the pricing date and will be set forth in the final prospectus supplement delivered to you in connection with a sale of the notes.

The "Final Yield Level" means the 10-year "Constant Maturity Treasury" (or "CMT") rate set forth in the weekly statistical release designated as H.15(519) as displayed on Telerate Page 7051 for the Final Valuation Date. If the Final Yield Level cannot be determined in the manner described above, the following procedures will be used:

      (1) If the applicable rate described above is not displayed on Telerate Page 7051 by 3:30 p.m., (New York City time) on the Final Valuation Date, unless the calculation is made earlier and the rate is available from that source at that time on the Final Valuation Date, then the Final Yield Level will be the Treasury constant maturity rate having a designated maturity of 10 years, as published in H.15(519) or another recognized electronic source for displaying the rate.

      (2) If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:30 p.m., (New York City time) on the Final Valuation Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the Final Yield Level will be the Treasury constant maturity rate, or other United States Treasury rate, for a designated maturity of 10 years and with reference to the Final Valuation Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Calculation Agent determines to be comparable to the rate formerly displayed on Telerate Page 7051 and published in H.15(519).

      (3) If the rate described in the prior paragraph cannot be determined, then the Calculation Agent will determine the Final Yield Level to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 p.m., (New York City time), on the Final Valuation Date reported, according to their written records, by three leading primary United States government securities dealers in New York City. The Calculation Agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct non-callable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately 10 years and a remaining term to maturity of not less than nine years in a representative amount. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the 10 years, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

      (4) If the Calculation Agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the Calculation Agent will determine the Final Yield Level to be the yield to maturity based on the average of the secondary market offered rates for Treasury Notes with an original maturity longer than 10 years which have a remaining term to maturity closest to 10 years and in a representative amount, as of approximately 3:30 p.m., (New York City time), on the Final Valuation Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Calculation Agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than 10 years have remaining terms to maturity that are equally close to the designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

      (5) If fewer than five but more than two of the leading primary United States government securities dealers are quoting as described in the prior paragraph, then the Final Yield Level for the Final Valuation Date will be based on the average of the offered rates obtained, and neither the highest nor the lowest of those quotations will be eliminated.

      (6) If two or fewer leading primary United States government securities dealers selected by the Calculation Agent are quoting as described above, the Final Yield Level will be determined by the Calculation Agent acting in good faith in light of the commercial circumstances.

Specific Terms of the Notes
------------------------------------------------------------------------------

MATURITY DATE

The maturity date will be November -, 2006 unless that day is not a Business Day, in which case the maturity date will be the next following Business Day.

FINAL VALUATION DATE

The Final Valuation Date will be two Business Days prior to the Maturity Date.

INTEREST

We will not pay you interest during the term of the notes.

MANDATORY EARLY REDEMPTION

The notes will be redeemed prior to the Maturity Date in whole, but not in part, on -, 2006 (the "Mandatory Early Redemption Date") for 100% of the principal amount, plus a return of -% (the "Mandatory Early Redemption Price"), but only if the CMT rate set forth in the weekly statistical release designated as H.15(519), as displayed on Telerate Page 7051 for the related Mandatory Early Redemption Valuation Date (the "Mandatory Early Redemption Yield Level"), is equal to or greater than the High Strike Yield.

If the Mandatory Early Redemption Yield Level cannot be determined in the manner described above, the following procedures will be used:

      (1) If the applicable rate described above is not displayed on Telerate Page 7051 by 3:30 p.m. (New York City time) on the Mandatory Early Redemption Valuation Date, unless the calculation is made earlier and the rate is available from that source at that time on the Mandatory Early Redemption Valuation Date, then the Mandatory Early Redemption Yield Level will be the Treasury constant maturity rate having a designated maturity of 10 years, as published in H.15(519) or another recognized electronic source for displaying the rate.

      (2) If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:30 p.m. (New York City time) on the Mandatory Early Redemption Valuation Date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the Mandatory Early Redemption Yield Level will be the Treasury constant maturity rate, or other United States Treasury rate, for a designated maturity of 10 years and with reference to the Mandatory Early Redemption Valuation Date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the Calculation Agent determines to be comparable to the rate formerly displayed on Telerate Page 7051 and published in H.15(519).

      (3) If the rate described in the prior paragraph cannot be determined, then the Calculation Agent will determine the Mandatory Early Redemption Yield Level to be a yield to maturity based on the average of the secondary market offered rates as of approximately 3:30 p.m. (New York City time), on the Mandatory Early Redemption Valuation Date reported, according to their written records, by three leading primary United States government securities dealers in New York City. The Calculation Agent will select five such securities dealers, and will eliminate the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest), for the most recently issued direct non-callable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately 10 years and a remaining term to maturity of not less than nine years in a representative amount. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the 10 years, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

      (4) If the Calculation Agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the Calculation Agent will determine the Mandatory Early Redemption Yield Level to be the yield to maturity based on the average of the secondary market offered rates for Treasury Notes with an original maturity longer than 10 years which have a remaining term to maturity closest to 10 years and in a representative amount, as of approximately 3:30 p.m. (New York City time), on the Mandatory Early Redemption Valuation Date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the Calculation Agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity

Specific Terms of the Notes
------------------------------------------------------------------------------

      longer than 10 years have remaining terms to maturity that are equally close to the designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

      (5) If fewer than five but more than two of the leading primary United States government securities dealers are quoting as described in the prior paragraph, then the Mandatory Early Redemption Yield Level for the Mandatory Early Redemption Valuation Date will be based on the average of the offered rates obtained, and neither the highest nor the lowest of those quotations will be eliminated.

      (6) If two or fewer leading primary United States government securities dealers selected by the Calculation Agent are quoting as described above, the Mandatory Early Redemption Yield Level will be determined by the Calculation Agent acting in good faith in light of the commercial circumstances.

The notes will be redeemed by giving at least 10 calendar days prior written notice to the fiscal agent. Neither we nor any of our agents are required to notify you prior to any such redemption.

MANDATORY EARLY REDEMPTION VALUATION DATE

The Mandatory Early Redemption Valuation Date will be the date that is the tenth
(10th) Business Day prior to the Mandatory Early Redemption Date.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the notes in the circumstances described under "Description of Debt Securities We May Offer - Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the notes will be determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the notes is accelerated, we will pay the default amount in respect of the principal of the notes at maturity. We describe the default amount below under " - Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the notes issued here are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the notes issued here as the outstanding principal amount of that note. Although the terms of the notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer - Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer - Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the notes on any day will be an amount, in U.S. dollars for the principal of the notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

- the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

- the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest - or, if there is only one, the

Specific Terms of the Notes
------------------------------------------------------------------------------

only - quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

-  no quotation of the kind referred to above is obtained, or

- every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Days objection period have not ended before the Final Valuation Date, then the default amount will equal the principal amount of the notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

- A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

- P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer - Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the notes that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under " - Maturity Date" and "Final Valuation Date" above.

As used in this prospectus supplement, a Business Day is any day that meets all the requirements set out in "Description of Debt Securities We May Offer - Payment Mechanics for Debt Securities - Payment Dates and Regular Record Dates for Interest" in the attached prospectus and is also not a day which the Bond Market Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in the U.S. government securities.

ROLE OF CALCULATION AGENT

UBS AG, acting through its London Branch, will serve as the Calculation Agent. We may change the Calculation Agent after the original issue date of the notes without notice. The Calculation Agent will make all determinations regarding the value of the notes at maturity, Business Days, the default amount, the High Strike Yield, the Low

Specific Terms of the Notes
------------------------------------------------------------------------------

Strike Yield, the Final Yield Level, the Mandatory Early Redemption Yield Level and the amount payable in respect of your notes. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

BOOKING BRANCH

The notes will be booked through UBS AG, Jersey Branch.

RATING

The notes will not be rated.

------------------------------------------------------------------------------

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below.

In connection with the sale of the notes, we or our affiliates may enter into hedging transactions involving the execution of interest rate swap and option transactions, purchases and sales of U.S. Treasury securities and listed or over-the-counter options on U.S. Treasury securities or the execution of other derivative transactions with returns linked to or related to changes in the value of U.S. Treasury securities and/or their yields both before and after the Issue Date of the notes. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

  -  execute or terminate interest rate swap and option transactions;

  -  acquire or dispose of U.S. Treasury securities;

  - take or dispose of positions in listed or over-the-counter options or other instruments based on U.S. Treasury securities; or

  -  do a combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those securities.

The hedging activity discussed above may adversely affect the market value of the notes from time to time. See "Risk Factors" on page S-10 for a discussion of these adverse effects.

--------------------------------------------------------------------------------

CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

FOR THE PERIOD ENDED                 30 JUNE 2005                  30 SEPTEMBER 2005
                                   CHF            USD              CHF            USD
                              (IN MILLIONS)  (IN MILLIONS)    (IN MILLIONS)   (IN MILLIONS)
Debt
  Short term debt issued (1)     128,602         99,357          128,256         99,090
  Long term debt issued (1)      107,226         82,842          140,042        108,196
Total Debt issued (1)            235,828        182,199          268,298        207,286
Minority Interest (2)              7,418          5,731            7,556          5,838
Shareholders' Equity              38,002         29,360           39,019         30,146
                                 -------        -------          -------        -------
Total capitalization             281,248        217,291          314,873        243,269
                                 =======        =======          =======        =======

CHF amounts have been translated into USD at the rate of CHF 1 = $0.77259 (3)

-------------
(1) Includes Money Market Paper and Medium-Term notes as per Balance Sheet position based on the remaining maturities.

(2)   Includes Trust preferred securities.

(3)   USD-amounts of prior periods will be adjusted back to the current rate.

--------------------------------------------------------------------------------

SUPPLEMENTAL TAX CONSIDERATIONS

The following is a general description of certain United States federal and Swiss tax considerations relating to the notes. It does not purport to be a complete analysis of all tax considerations relating to the notes. Prospective purchasers of the notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the notes and receiving payments of interest, principal and/or other amounts under the notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your notes as a pre-paid derivative contract relating to the CMT rate and the terms of the notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your notes for all tax purposes in accordance with such characterization. If your notes are so treated, you would recognize capital gain or loss upon the sale or maturity of your notes in an amount equal to the difference between the amount realized at such time and your tax basis in the notes. In general, your tax basis in your notes would be equal to the price you paid for it. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your notes will generally begin on the date after the issue date (i.e., the settlement date) for your notes and, if you hold your notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENTS

Although we think that the treatment described above is the most likely treatment of the notes, it would also be reasonable for the IRS to treat your notes as a debt instrument subject to the special tax rules governing contingent debt instruments. If your notes are so treated, you would be required to accrue interest income over the term of your notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other term and conditions similar to your notes. You would recognize gain or loss upon the sale, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your notes. In general, your adjusted basis in your notes would be equal to the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes. Any gain you recognize upon the sale, redemption or maturity of your notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your notes, and thereafter, would be capital loss.

If the notes are treated as contingent debt instruments, and you purchase your notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your notes, it is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Supplemental Tax Considerations
------------------------------------------------------------------------------

NON-UNITED STATES HOLDERS

If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes unless you comply with certain certification and identification requirements as to your foreign status.

------------------------------------------------------------------------------

ERISA CONSIDERATIONS

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the notes specified on the front cover of this prospectus supplement. The notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered notes at the original issue price applicable to the offered notes to be resold. Minimum initial purchase from UBS Securities LLC and UBS Financial Services Inc. will be $10,000 and in increments of $1,000 above that amount. UBS Securities LLC and UBS Financial Services Inc. may resell notes to securities dealers at a discount of up to -% from the original issue price applicable to the offered notes. In the future, we or our affiliates may repurchase and resell the offered notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any notes. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc., or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the notes against payment for the notes on the date specified in the last paragraph of the cover page of this prospectus supplement, which will be on or about the fifth Business Day following the date of the pricing of the notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS
---------------------------

                                                                            Page
PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary                                                S-1
Risk Factors                                                                S-10
Specific Terms of the Notes                                                 S-13
Use of Proceeds and Hedging                                                 S-19
Capitalization of UBS                                                       S-20
Supplemental Tax Considerations                                             S-21
ERISA Considerations                                                        S-23
Supplemental Plan of Distribution                                           S-24

PROSPECTUS

Introduction                                                                   3
Cautionary Note Regarding Forward-Looking Information                          5
Incorporation of Information About UBS AG                                      7
Where You Can Find More Information                                            7
Presentation of Financial Information                                          8
Limitations on Enforcement of U.S. Laws Against UBS AG,
Its Management and Others                                                      9
Capitalization of UBS                                                          9
UBS                                                                           10
Use of Proceeds                                                               12
Description of Debt Securities We May Offer                                   13
Description of Warrants We May Offer                                          35
Legal Ownership and Book-Entry
Issuance                                                                      52
Considerations Relating to Indexed Securities                                 58
Considerations Relating to Securities Denominated or Payable
in or Linked to a Non-U.S. Dollar Currency                                    61
U.S. Tax Considerations                                                       64
Tax Considerations Under the Laws of Switzerland                              75
ERISA Considerations                                                          77
Plan of Distribution                                                          78
Validity of the Securities                                                    81
Experts                                                                       81

(UBS LOGO)

Callable Barrier
Bear Yield Notes

UBS AG $- SENIOR NOTES (LINKED TO THE
10-YEAR CONSTANT MATURITY U.S.
TREASURY RATE) DUE NOVEMBER -, 2006

PROSPECTUS SUPPLEMENT

NOVEMBER -, 2005
(TO PROSPECTUS DATED FEBRUARY 27, 2003)

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.